================================================================================

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 26, 2000


                                      Among

                       SUMMIT PROPERTIES PARTNERSHIP, L.P.
                                   As Borrower

                             SUMMIT PROPERTIES, INC.
                               As Parent Guarantor

                            THE LENDERS NAMED HEREIN

                            FIRST UNION NATIONAL BANK
                             As Administrative Agent

                          FIRST UNION SECURITIES, INC.
                     As Sole Lead Arranger and Book Manager

                               WACHOVIA BANK N.A.
                              As Syndication Agent

                                       And

                              BANK OF AMERICA, N.A.
                             As Documentation Agent


================================================================================

                                TABLE OF CONTENTS

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
                                                                                PAGE

                              PRELIMINARY STATEMENT


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.........................................2

         Section 1.1  Restatement and Amendment
         Section 1.2. Certain Defined Terms........................................2
         Section 1.3. Computation of Time Periods.................................25
         Section 1.4. Accounting Terms............................................25
         Section 1.5. Computations of Outstandings................................25

ARTICLE II THE COMMITMENTS........................................................25

         Section 2.1. The Commitment..............................................25
         Section 2.2. Reduction of the Commitments................................27
         Section 2.3. Extension of the Termination Date...........................27
         Section 2.4. Use of Proceeds.............................................28

ARTICLE III REVOLVING, SWING LINE AND COMPETITIVE ADVANCES........................28

         Section 3.1. Revolving Advances..........................................28
         Section 3.2. The Swing Line Advances.....................................29
         Section 3.3. Competitive Advances........................................30
         Section 3.4. Making of Advances..........................................34
         Section 3.5. Repayment of Advances.......................................35
         Section 3.6. Interest....................................................36
         Section 3.7. Conversion..................................................37
         Section 3.8. Continuation................................................37

ARTICLE IV LETTERS OF CREDIT......................................................38

         Section 4.1. The Letter of Credit Facility...............................38
         Section 4.2. Request for Issuances of Letters of Credit..................38
         Section 4.3. Drawing and Reimbursement...................................40
         Section 4.4. Obligations Absolute........................................40
         Section 4.5. Compensation................................................41
         Section 4.6. Successor Issuing Bank......................................42

ARTICLE V GUARANTY................................................................42

         Section 5.1. Guarantee of the Parent Guarantor...........................42

ARTICLE VI PAYMENTS...............................................................44

         Section 6.1. Payments and Computations...................................44
         Section 6.2. Prepayments.................................................46
         Section 6.3. Fees........................................................46
         Section 6.4. Yield Protection............................................47
         Section 6.5. Sharing of Payments, Etc....................................50
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

         Section 6.6. Taxes.......................................................50

ARTICLE VII CONDITIONS PRECEDENT..................................................52

         Section 7.1. Conditions Precedent to Effectiveness.......................52
         Section 7.2. Conditions Precedent to Certain Advances and Each Issuance..54
         Section 7.3. Reliance on Certificates....................................55

ARTICLE VIII REPRESENTATIONS AND WARRANTIES.......................................55

         Section 8.1. Representations and Warranties..............................55

ARTICLE IX COVENANTS OF THE BORROWER AND PARENT GUARANTOR.........................62

         Section 9.1. Affirmative Covenants.......................................62
         Section 9.2. Negative Covenants..........................................66
         Section 9.3. Financial Covenants.........................................68
         Section 9.4. Reporting Obligations.......................................69

ARTICLE X DEFAULTS................................................................72

         Section 10.1. Events of Default..........................................72
         Section 10.2. Remedies Upon Events of Default............................74
         Section 10.3. Actions in Respect of the Letters of Credit Upon Default...74

ARTICLE XI THE AGENT..............................................................75

         Section 11.1. Authorization and Action...................................75
         Section 11.2. Administrative Agent's Reliance, Etc.......................75
         Section 11.3. FUNB and Affiliates........................................76
         Section 11.4. Lender Credit Decision.....................................76
         Section 11.5. Indemnification............................................76
         Section 11.6. Successor Administrative Agent.............................76

ARTICLE XII MISCELLANEOUS.........................................................78

         Section 12.1. Amendments, Etc............................................78
         Section 12.2. Notices, Etc...............................................78
         Section 12.3. No Waiver of Remedies......................................79
         Section 12.4. Costs, Expenses and Indemnification........................80
         Section 12.5. Right of Set-off...........................................81
         Section 12.6. Binding Effect.............................................81
         Section 12.7. Assignments and Participation..............................81
         Section 12.8. Confidentiality............................................85
         Section 12.9. Waiver of Jury Trial.......................................85
         Section 12.10. Governing Law.............................................85
         Section 12.11. Arbitration...............................................86
         Section 12.12. Preservation and Limitation of Remedies...................86
         Section 12.13. Release of Subsidiary Guaranty............................86
         Section 12.14. Relation of the Parties; No Beneficiary...................87
         Section 12.15. Execution in Counterparts.................................87

                                    SCHEDULES


Schedule I        - Lending Offices
Schedule II       - Liens
Schedule III      - Subsidiaries
Schedule IV       - Debt
Schedule V        - Material Contracts
Schedule VI       - Environment Matters

                                EXHIBITS

Exhibit 1.2A      - Form of Competitive Note
Exhibit 1.2B      - Form of Revolving Note
Exhibit 1.2C      - Form of Swing Line Note
Exhibit 1.2D      - Form of Subsidiary Guaranty
Exhibit 1.2E      - Form of Designation Agreement
Exhibit 3.1       - Form of Notice of Revolving Borrowing
Exhibit 3.2       - Form of Notice of Swing Line Borrowing
Exhibit 3.3A      - Form of Competitive Bid Request
Exhibit 3.3B      - Form of Notice of Competitive Bid Request
Exhibit 3.3C-1    - Form of Competitive Bid for Eurodollar Competitive
                    Advance
Exhibit 3.3C-2    - Form of Competitive Bid for Fixed Rate Competitive
                    Advance
Exhibit 3.3D-1    - Form of Competitive Bid Acceptance for Eurodollar
                    Competitive Borrowing
Exhibit 3.3D-2    - Form of Competitive Bid Acceptance for Fixed Rate
                    Competitive Borrowing
Exhibit 3.7A      - Form of Notice of Conversion
Exhibit 3.8A      - Form of Notice of Continuation
Exhibit 7.1A      - Form of Opinion of Goodwin, Procter & Hoar LLP, Counsel
                    to the Loan Parties
Exhibit 7.1B      - Form of Opinion of Kennedy, Covington, Lobdell & Hickman
                    LLP, Special North Carolina counsel to the Loan Parties
Exhibit 9.4A      - Form of Compliance Certificate
Exhibit 12.7      - Form of Assignment and Acceptance

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         Dated as of September 26, 2000


         This AMENDED AND RESTATED CREDIT AGREEMENT is made by and among SUMMIT PROPERTIES PARTNERSHIP, L.P., a limited partnership organized under the laws of the State of Delaware (the "BORROWER"), SUMMIT PROPERTIES, INC., a corporation organized under the laws of the State of Maryland (the "PARENT GUARANTOR"), the financial institutions (the "LENDERS") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto, FIRST UNION NATIONAL BANK ("FUNB"), as Administrative Agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT"), FIRST UNION SECURITIES, INC. ("FUSI"), as Sole Lead Arranger and Book Manager (in such capacity, the "ARRANGER"), (WACHOVIA BANK, N.A. ("WACHOVIA"), as Syndication Agent for the Lenders hereunder (in such capacity, the "SYNDICATION AGENT"), and BANK OF AMERICA, N.A., successor to NationsBank, N.A. ("BANK OF AMERICA"), as Documentation Agent for the Lenders hereunder (in such capacity, the "DOCUMENTATION AGENT").

                              PRELIMINARY STATEMENT

                  A. The Borrower, the Parent Guarantor, certain of the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to a certain Credit Agreement, dated as of March 27, 1998, as amended by that certain Letter Amendment, dated December 27, 1998 (such Credit Agreement, as amended, being hereinafter referred to as the "PRIOR AGREEMENT"), pursuant to which such Lenders made certain loans and other financial accommodations to the Borrower.

                  B. The Borrower, the Parent Guarantor, the Lenders, the Administrative Agent, the Arranger, the Syndication Agent and the Documentation Agent have agreed that, following the execution and delivery of this Agreement, PNC Bank, National Association (the "Departing Lender") shall cease to be a party to the Prior Agreement.

                  C. The Borrower, the Parent Guarantor, the Lenders, the Administrative Agent, the Arranger, the Syndication Agent and the Documentation Agent have agreed to increase the maximum aggregate amount of the loans and other financial accommodations which may be advanced hereunder and to otherwise amend the Prior Agreement in certain respects in addition to those contained in the immediately preceding Recital, and have agreed to execute and deliver this Agreement as a restatement in its entirety of the Prior Agreement, in order to incorporate all of the new amendments and all prior amendments into a single document.

                  D. It is the intent of the parties hereto that the execution and delivery of this Agreement, made for the purposes described in the foregoing Recitals, not effectuate a novation of the Borrower's indebtedness outstanding under the Prior Agreement, but rather a substitution of certain of the terms governing the payment and performance of such indebtedness.

         Based upon the foregoing and subject to the terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1 RESTATEMENT AND AMENDMENT. The Borrower, the Parent Guarantor, the Lenders, the Administrative Agent, the Arranger, the Syndication Agent and the Documentation Agent hereby agree that, effective upon the execution and delivery of this Agreement by each such party: (a) the terms and provisions of the Prior Agreement shall be and hereby are restated, amended and superceded in their entirety by the terms and provisions of this Agreement, and (b) the indebtedness evidenced by the Prior Agreement shall be payable solely in accordance with the terms of this Agreement and any Loan Documents delivered pursuant hereto. The Borrower and the Parent Guarantor agree that the Lenders, the Administrative Agent, the Arranger, the Syndication Agent and the Documentation Agent shall have no obligations under the Prior Agreement, except to the extent that any obligations thereunder may be restated in this Agreement or the other Loan Documents. The Borrower, the Parent Guarantor, the Lenders, the Administrative Agent, the Arranger, the Syndication Agent and the Documentation Agent agree that the execution and delivery of this Agreement shall not effectuate a novation of the Borrower's indebtedness outstanding under the Prior Agreement, but rather a substitution of certain of the terms governing the payment and performance of such indebtedness.

                  SECTION 1.2. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

         "ADMINISTRATIVE AGENT" means FUNB in its capacity as administrative agent hereunder or any successor thereto as provided herein.

         "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent at the office of the Administrative Agent.

         "ADVANCE" means a Revolving Advance, a Competitive Advance, a Swing Line Advance or a Letter of Credit Advance (each of which shall be a "CLASS" of Advance).

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

         "AGGREGATE OUTSTANDING AMOUNT" means, at any time, the sum of (i) the aggregate principal amount of all Advances outstanding at such time plus (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time. With respect to any Lender at any time, such Lender's Aggregate Outstanding Amount shall be such Lender's Percentage of the Aggregate Outstanding Amount.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as the same may be modified, amended and/or supplemented pursuant to the terms hereof.

         "APPLICABLE MARGIN" means, as applicable, for any day (i) for any outstanding Revolving Advance, Swing Line Advance or Letter of Credit Advance, the applicable percentage per annum set forth below in effect on such day for such Advance, and (ii) with respect to any Letter of Credit for purposes of
Section 4.5 hereof only, the percentage per annum set forth below in effect on such day for Eurodollar Rate Advances, in either case, determined on the basis of the Applicable Rating Level of the Borrower:

================================================================================
                         APPLICABLE MARGIN (PERCENTAGE %)
================================================================================
APPLICABLE RATING LEVEL       EURODOLLAR RATE ADVANCES        BASE RATE ADVANCES
--------------------------------------------------------------------------------
  BBB+/Baa1 or higher                   0.80                           0
--------------------------------------------------------------------------------
        BBB/Baa2                        0.90                           0
--------------------------------------------------------------------------------
       BBB-/Baa3                        1.00                           0
--------------------------------------------------------------------------------
  less than BBB-/Baa3                   1.30                           0
--------------------------------------------------------------------------------

Any change in the Applicable Margin caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur. As used herein, the "APPLICABLE RATING LEVEL" means (i) if the Borrower receives only two credit ratings, the lower of the two ratings (if these are the only two ratings), provided that at least one of the two ratings shall be from S&P or Moody's, or (ii) if the Borrower receives three credit ratings, the lower of the two highest ratings, provided that each of the two highest ratings shall be Investment Grade and one of the two highest of such ratings shall be from S&P or Moody's.

         "APPLICABLE RATE" means:

                  (a) in the case of each Fixed Eurodollar Rate Advance comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period;

                  (b) in the case of each Floating Eurodollar Rate Advance comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Floating Eurodollar Rate in effect from time to time during such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period;

                  (c) in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time;

                  (d) in the case of each Eurodollar Competitive Advance, a rate per annum during the Interest Period therefor equal at all times to the sum of the Eurodollar Rate for such Interest Period plus or minus, as the case may be, the Competitive Margin in effect during such Interest Period; and

                  (e) in the case of each Fixed Rate Competitive Advance, a rate per annum during the Interest Period therefor equal at all times to the rate specified by such Lender in its Competitive Bid and accepted by the Borrower for such Competitive Advance in accordance with Section 3.3(b)(iv) hereof.

         "AVAILABLE AMOUNT" means, with respect to any Letter of Credit outstanding at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

         "AVAILABLE COMMITMENT" means, for each Lender, the difference between such Lender's Commitment and such Lender's Aggregate Outstanding Amount. "AVAILABLE COMMITMENTS" shall refer to the aggregate of the Lenders' Available Commitments hereunder.

         "BASE RATE" means for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by the Administrative Agent at its principal lending office, from time to time, as the Administrative Agent's prime rate, which rate may not be the lowest rate charged by the Administrative Agent (and, if such prime rate is discontinued by the Administrative Agent, a comparable reference rate designated by the Administrative Agent as a substitute therefor); and

                  (b) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Administrative Agent's base rate, or the Federal Funds Rate shall be effective on the effective date of such change in the Administrative Agent's base rate or the Federal Funds Rate, respectively.

         "BASE RATE ADVANCE" means a Revolving Advance, a Swing Line Advance or Letter of Credit Advance which the Borrower has selected in accordance with
Article III hereof, or this Agreement provides for, interest to be computed on the basis of the Base Rate.

         "BORROWER" has the meaning assigned to that term in the caption to this Agreement.

         "BORROWING" means a Revolving Borrowing, a Competitive Borrowing or a Swing Line Borrowing (each of which shall be a "CLASS" of Borrowing).

         "BORROWER'S ACCOUNT" means the account of the Borrower at the office of the Administrative Agent.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Charlotte, North Carolina and in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances or Eurodollar Competitive Advances, on which dealings are carried on in the London interbank market.

         "CAPITALIZATION RATE" means 9.00% per annum.

         "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

         "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $100,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (c) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (d) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $100,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (c) above.

         "CLASS" has the meaning assigned to such term (i) in the definition of "ADVANCE" when used in such context and (ii) in the definition of "BORROWING" when used in such context.

         "CLOSING DATE" means September 26, 2000.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITMENT" means, for each Lender, the aggregate amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Lender Assignments in accordance with the terms of this Agreement, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 12.7(c), in each such case as such amount may be reduced from time to time pursuant to Sections 2.2 or 2.3 hereof or, increased pursuant to Section 2.1(d) hereof. Any Competitive Advance actually funded by a Designated Lender shall constitute a utilization of the Commitment of the Designating Lender for all purposes hereunder.

         "COMMITMENTS" shall refer to the aggregate of the Lenders' Commitments hereunder. On the Closing Date, the Commitments shall equal $225,000,000 and may be increased after the Closing Date in accordance with Section 2.1(d) hereof to $300,000,000 or reduced from time to time in accordance with Sections 2.2 or 2.3 hereof.

         "COMPETITIVE ADVANCE" means an advance by a Lender to the Borrower as part of a Competitive Borrowing and refers to a Fixed Rate Competitive Advance or a Eurodollar Competitive Advance (each of which shall be a "Type" of Competitive Advance).

         "COMPETITIVE BID" means the offer by a Lender to make a Competitive Advance to the Borrower under the competitive bidding procedure described in
Section 3.3(b) hereof.

         "COMPETITIVE BID ACCEPTANCE" means a notice given by the Borrower to the Administrative Agent pursuant to Section 3.3(b)(iv) confirming the Borrower's acceptance of one or more Competitive Bids, such notice to be substantially in the form of Exhibit 3.3D-1 hereto, in the case of Competitive Bids for Eurodollar Competitive Advances, or substantially in the form of
Exhibit 3.3D-2 hereto, in the case of Competitive Bids for Fixed Rate Competitive Advances.

         "COMPETITIVE BID RATE" means, as to any Competitive Bid made by a Lender pursuant to Section 3.3(b)(ii), (i) in the case of a Eurodollar Competitive Advance, the Competitive Margin and (ii) in the case of a Fixed Rate Competitive Advance, the fixed rate of interest offered by such Lender making such Competitive Bid.

         "COMPETITIVE BID REQUEST" means a request for Competitive Advances made by the Borrower to the Administrative Agent pursuant to Section 3.3(b)(i), which request shall be substantially in the form of Exhibit 3.3A hereto.

         "COMPETITIVE BORROWING" means a Borrowing consisting of one or more Competitive Advances of the same Type and Interest Period made to the Borrower on the same day by each of the Lenders whose Competitive Bid to make one or more Competitive Advances as part of such Borrowing has been accepted by the Borrower under the competitive bidding procedure described in Section 3.3(b). A Competitive Borrowing may be referred to herein as being a "TYPE" of Competitive Borrowing, corresponding to the Type of Competitive Advances comprising such Borrowing.

         "COMPETITIVE MARGIN" means, with respect to any Eurodollar Competitive Advance, the percentage per annum (expressed in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Advance, as specified in the Competitive Bid relating to such Advance.

         "COMPETITIVE NOTE" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.2A hereto, evidencing the indebtedness of the Borrower to such Lender from time to time resulting from Competitive Advances made by such Lender.

         "COMPLETED PROPERTY" means any Multifamily Property, for which a final certificate of occupancy has been issued by the appropriate Governmental Authority and is effective.

         "COMPLETED BUT UNSTABILIZED PROPERTIES" means, as of any date of determination, Completed Properties whose (i) Occupancy Rate is less than 85% and (ii) final certificate of occupancy was issued 180 days or less from the date of determination.

         "CONDOMINIUM PROPERTIES" means, with respect to any Person, any residential Property, portions of which are designated for separate ownership and the remainder of which is designated for common ownership solely by the owners of those portions; it being understood and agreed that if any Property that was a Condominium Property shall no longer meet the criteria for a Condominium Property, such Property shall be a Multifamily Property.

         "CONFIDENTIAL INFORMATION" has the meaning assigned to that term in
Section 12.8 hereof.

         "CONSOLIDATED" or "CONSOLIDATED" means, with reference to any term defined in this Agreement, that term as applied to the accounts of the Parent Guarantor and its Subsidiaries or the Borrower and its Subsidiaries, as the case may be, consolidated in accordance with GAAP.

         "CONSTRUCTION IN PROGRESS" means, with respect to any Person for any period, the aggregate, good faith estimated cost of construction of improvements (including land acquisition costs) for Property (including, without limitation, Condominium Properties) on which construction has begun (as evidenced by initiation of site work) but has not yet been completed (excluding rehabilitation and redevelopment costs associated with existing Properties other than Eligible Rehabilitation and Redevelopment Costs of such Person approved by the Administrative Agent which approval shall not be unreasonably withheld or delayed.). For purposes of this definition only, "completed" shall be determined on a building by building basis and is signified by the issuance of a final certificate of occupancy for any such building.

         "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to the continuation of an Advance from one Interest Period to another Interest Period pursuant to Section 3.8.

         "CONTROLLED GROUP" means all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "CONVERT", "CONVERSION" and "CONVERTED" each refers to the conversion of an Advance of one Type into an Advance of another Type pursuant to Section
3.7 hereof.

          "DEBT" means, with respect to any Person at any time (without duplication): (i) indebtedness for borrowed money, or for the deferred purchase price of property or services; (ii) obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) obligations as lessee under Capitalized Leases; (iv) obligations under letters of credit issued for the account of any Person; (v) obligations arising under bankers' or trade acceptance facilities; (vi) current or accrued obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition;
(vii) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to pay obligations of the types described in clause (i) through (vi) above; (viii) obligations of any other Person of the types described in clauses (i) through (vii) above which are recourse to such Person; (ix) all obligations of such Person as a general partner of a partnership that has incurred any Debt of the types described in clauses (i) through (vii) above; and (x) such Person's beneficial share of non-recourse Debt of Unconsolidated Joint Ventures of such Person of the types described in clauses (i) through (vii) above.

         "DEFAULT RATE" means, with respect to any Advance, a rate equal to 4% per annum above the Applicable Rate for such Advance.

         "DESIGNATED LENDER" means any Person who has been designated by a Lender to fund Competitive Advances on behalf of such Lender.

         "DESIGNATING LENDEr" has the meaning ascribed to that term in Section 12.7(h) hereof.

         "DESIGNATION AGREEMENT" means a designation agreement entered into by Lender (other than a Designated Lender) and a Designated Lender, and accepted by the Administrative Agent, in substantially the form of Exhibit 1.2E hereto.

         "DISCLOSURE DOCUMENTS" means the Parent Guarantor's Annual Report on Form 10-K for the year ended December 31, 1999, its Quarterly Reports on Form 10-Q for the quarter ended June 30, 2000, and any Current Report on Form 8-K delivered to the Lenders not less than five Business Days prior to the Closing Date.

         "DIVIDEND" or "DIVIDENDS" means the payment of any dividend or other distribution in respect of the capital stock of a corporation or equity interest in partnership, as applicable, in cash or other property (excepting distribution in the form of such stock or equity interest) or the redemption or acquisition of any capital stock or security of a corporation or equity interest or security of a partnership, as applicable (exclusive of any conversion of such an equity interest in Borrower into stock of the Parent Guarantor).

         "EBITDA" means, with respect to any Person for any period, the sum of (without duplication):

                  (i) (1) its net income before extraordinary items plus (A) depreciation and amortization, (B) interest expense, (C) income taxes, and (D) its beneficial interest in any non-cash losses of any Unconsolidated Joint Ventures, in each case, which were deducted in obtaining net income before extraordinary items, minus (2) its beneficial interest in non-cash earnings of any Unconsolidated Joint Ventures of such Person which was added in obtaining net income before extraordinary items; and

                  (ii) with respect to any Property acquired during such period, such Property's projected Net Operating Income for such period.

         The projected Net Operating Income from such Property acquired during such period shall not exceed the actual Net Operating Income of such Property for the prior Fiscal Quarter without the prior written approval of the Majority Lenders which approval shall not be unreasonably withheld or delayed and shall, with respect to any such Properties acquired by an Unconsolidated Joint Venture, only include said Person's beneficial interest in such Unconsolidated Joint Venture.

         "ELIGIBLE ASSIGNEE" means (a) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country, that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (c) the central bank of any country that is a member of the OECD; and (d) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided however, that (A) any such Person shall also (i) have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (ii) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $500,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (b), (c), or (d) above, shall, on the date on which it is to become a Lender hereunder, (1) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 6.6) and (2) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 6.4(a), (b) or (c) (except to the extent that, in the absence of the making of an assignment to such Person, the assigning Lender would have incurred an equal or greater mount of such losses, costs or expenses and such losses, costs or expenses would have been payable by the Borrower to such assigning Lender hereunder) and (C) any Person described in clause (d) above shall, in addition, be acceptable to the Administrative Agent.

         "ELIGIBLE QI CASH AND CASH EQUIVALENTS" means the (i) proceeds from the sale of Properties by the Borrower or a Subsidiary which are held by a Qualified Intermediary in an "exchange account" pursuant to an Exchange Agreement as cash or Cash Equivalents for the purposes of implementing a tax deferred exchange transaction under Section 1031 under the Code minus (ii) all costs, expenses and other obligations incurred by or owing to the Qualified Intermediary or any other Person which are to be paid from such exchange account prior to or at the time of the disbursement of the proceeds from such exchange account by the Qualified Intermediary. In the event (A) all or a portion of the cash or Cash Equivalents held by the Qualified Intermediary become subject to any Lien or (B) the Qualified Intermediary becomes subject to any bankruptcy or insolvency proceedings, then with respect to clause (A) above, the value of the cash or Cash Equivalents subject to such Lien shall be deemed to be zero ($0) and with respect to clause (B) above, the cash or Cash Equivalents held by such Qualified Intermediary shall be deemed to be zero ($0).

         "ELIGIBLE REHABILITATION AND REDEVELOPMENT COSTS" means, with respect to any Person for any period, the aggregate, good faith estimated rehabilitation and redevelopment costs for Completed Properties whose (i) Occupancy Rate is less than 85% and (ii) total estimated rehabilitation and redevelopment costs are greater than 5% of the total cost basis of such Completed Property.

         "ELIGIBLE STABILIZED UNENCUMBERED PROPERTY" means any Stabilized Property that is not subject to a Lien securing Total Funded Debt and is owned 100% directly by the Borrower or a Subsidiary Guarantor.

         "ELIGIBLE STABILIZED JV UNENCUMBERED PROPERTY" means any Stabilized Property (a) that is not subject to a Lien securing Total Funded Debt and (b) that is owned by an Unconsolidated Joint Venture of the Borrower.

         "ELIGIBLE UNENCUMBERED CONDOMINIUM PROPERTY" means any Condominium Property that is not subject to a Lien securing Total Funded Debt and is owned 100% directly by the Borrower or a Subsidiary Guarantor.

          "ELIGIBLE UNSTABILIZED UNENCUMBERED PROPERTY" means any Completed Property that (a) is not a Stabilized Property, (b) is not subject to a Lien securing Total Funded Debt and (c) is 100% owned directly by the Borrower or a Subsidiary Guarantor.

         "ELIGIBLE UNSTABILIZED JV UNENCUMBERED PROPERTY" means any Completed Property (a) that is not a Stabilized Property, (b) that is not subject to a Lien securing Total Funded Debt and (c) that is owned by an Unconsolidated Joint Venture of the Borrower.

         "ENVIRONMENTAL LAWS" means any and all laws, statutes, common law, ordinances, rules, regulations, orders, or determinations of any Federal, state or local governmental body, instrumentality or agency pertaining to human health and safety, or the environment, including without limitation, the Clean Water Act, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and as may be further amended (all together herein called "CERCLA"), the Federal Water Pollution Control Amendments, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, and any comparable or similar environmental laws of any state in which any Loan Party or any of their respective Affiliates maintains business premises. Likewise, the term "hazardous substance," shall have the meaning specified in CERCLA and the terms "solid waste" and "dispose" or "disposed" shall have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that, to the extent the laws of any state which are applicable to a specific Property, and which establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with respect to such Property.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) which is a "commonly controlled entity" of such Person within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

         "ERISA MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 3(37) of ERISA subject to Title IV of ERISA.

         "ERISA PLAN" means an employee benefit plan (other than a ERISA Multiemployer Plan) maintained for employees of any Loan Party or any Loan Party's ERISA Affiliate and covered by Title IV of ERISA.

         "ERISA PLAN TERMINATION EVENT" means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) or an event described in

Section 4062(e) of ERISA with respect to an ERISA Plan or an ERISA Multiemployer Plan, or (b) the withdrawal or partial withdrawal of any Loan Party or any of their respective ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan or an ERISA Multiemployer Plan under Section 4041 of ERISA, or (d) the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR COMPETITIVE ADVANCE" means a Competitive Advance in respect of which the Borrower has selected in accordance with Section 3.3(b)(iv) hereof, and this Agreement provides interest to be computed on the basis of the Eurodollar Rate plus or minus the Competitive Margin specified by the Lender making such Advance in its Competitive Bid.

          "EURODOLLAR RATE" means, for each Interest Period for each Eurodollar Rate Advance or Eurodollar Competitive Advance comprising part of the same
Borrowing:

                  (a) an interest rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period;

                  (b) if the rate referred to in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, an interest rate per annum equal to average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in the amount of such Eurodollar Rate Advance and for a period equal to such Interest Period.

         "EURODOLLAR RATE ADVANCE" means a Fixed Eurodollar Rate Advance and a Floating Eurodollar Rate Advance.

         "EURODOLLAR RESERVE PERCENTAGE" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the

Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "EVENT OF DEFAULT" has the meaning specified in Section 10.1 hereof.

         "EXCHANGE AGREEMENT" means an exchange agreement entered into between the Borrower or any Subsidiary and the Qualified Intermediary for the purposes of implementing a tax deferred exchange transaction under Section 1031 under the Code, in substantially the form delivered to the Administrative Agent prior to the date hereof.

         "FACILITY FEE PERCENTAGE" means the applicable percentage set forth below determined on the basis of the Applicable Rating Level of the Borrower:

         -----------------------------------------------------------------
               APPLICABLE RATING LEVEL         FACILITY FEE PERCENTAGE
                                                     (PER ANNUM)
         -----------------------------------------------------------------
                 BBB+/Baa1 or higher                    0.125%
         -----------------------------------------------------------------
                    less than BBB+                      0.150%
         -----------------------------------------------------------------

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means that certain Fee Letter dated May 24, 2000 among FUNB and the Borrower, as amended, supplemented or restated.

         "FISCAL QUARTER" means a period of three calendar months ending on the last day of March, June, September or December, as the case may be.

         "FISCAL YEAR" means a period of twelve calendar months ending on the last day of December.

         "FIXED CHARGES" means, with respect to any period, the sum of (a) Interest Expense, (b) Replacement Reserves, (c) Dividends paid in respect of preferred equity, including, without limitation, preferred partnership interests in operating partnerships (d) regularly scheduled principal amortization payments (excluding balloon payments payable at maturity) of Borrower and its Subsidiaries and that are attributable to Borrower's beneficial interest in its Unconsolidated Joint Ventures and (e) regularly scheduled payments under Capitalized Leases (excluding balloon payments payable at maturity).

         "FIXED EURODOLLAR RATE ADVANCE" means a Revolving Advance in respect of which the Borrower has selected in accordance with Article III hereof, and this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

         "FIXED RATE COMPETITIVE ADVANCE" means a Competitive Advance in respect of which the Borrower has selected in accordance with Section 3.3(b)(iv) hereof, and this Agreement provides, interest to be computed on the basis of a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Advance in its Competitive Bid.

         "FLOATING EURODOLLAR RATE" means at any time a floating rate per annum of interest equal to the Eurodollar Rate which at such time would be quoted to apply to a Fixed Eurodollar Rate Advance having an Interest Period of one month if such Fixed Eurodollar Rate Advance were made two Business Days following such time. Any change in Floating Eurodollar Rate resulting from a change in such Eurodollar Rate shall become effective as of 12:01 A.M. on the Business Day on which each such change occurs. No Advances other than Swing Line Advances shall bear interest at the Floating Eurodollar Rate.

         "FLOATING EURODOLLAR RATE ADVANCE" means a Swing Line Advance bearing interest at a rate based on the Floating Eurodollar Rate.

         "FORMATION DOCUMENTS" means with respect to any Person that is (a) a corporation, its articles of incorporation and by-laws, (b) a general or limited partnership, its certificate of formation and partnership or limited partnership agreement, (c) a limited liability company, its certificate of organization or formation and operating agreement and (d) any other person, its analogous documents of formation and operation.

         "FUNB" means First Union National Bank and its permitted successors and assigns.

         "FUNDS FROM OPERATIONS" means, with respect to any Person, for any period, all Funds from Operations (as defined as of the Closing Date by the Board of Governors of the National Association of Real Estate Investment Trusts).

         "GAAP" has the meaning assigned to such term in Section 1.4.

         "GOOD FAITH CONTEST" means the contest of an item if: (i) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted; (ii) adequate reserves are established with respect to the contested item; (iii) during the period of such contest, the enforcement of any contested item is effectively stayed; and (iv) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Effect.

         "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license, permit, application, certificate, waiver, exemption of, or filing or registration with, any Governmental Authority, including, without limitation, the Securities and Exchange Commission, required in connection with either (i) the execution, delivery, or performance of any Loan Document, or (ii) the nature of any Loan Party's or any of their respective Subsidiary's business as conducted or the nature of the property owned or leased by any Loan Party or any of their respective Subsidiaries.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Securities and Exchange Commission, in each case having authority over the matter in question.

         "GUARANTOR" means the Parent Guarantor and each Subsidiary Guarantor, individually. "Guarantors" means, the Parent Guarantor and the Subsidiary Guarantors, collectively.

         "HAZARDOUS MATERIALS" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "'toxic substances" or terms of similar import under any Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (a) could pose a hazard to human health or the environment or (b) could cause any properties or assets of the Borrower or its Affiliates to be in violation of any Environmental Laws; (iii) asbestos in any form, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (iv) to the extent prohibited or required to be mitigated by any Environmental Laws, lead in paint, plaster or other accessible materials and (v) any other chemical, material or substance with respect to which the exposure to or disposal of such substance is now or thereafter prohibited, limited or regulated by any Federal, state or local governmental body, instrumentality or agency.

         "IMPLIED CAPITALIZATION VALUE" means, with respect to the Borrower for any Fiscal Quarter the sum of (without duplication):

                  (a) the product of (i) the Borrower's Consolidated EBITDA from Stabilized Properties for such Fiscal Quarter (provided, in the event any Property has been sold in such Fiscal Quarter, the Borrower's Consolidated EBITDA from each such Property shall not be included in the calculation of this clause (a)), annualized (i.e. multiplied by four (4)) less Replacement Reserves for such Stabilized Properties divided by (ii) the Capitalization Rate;

                  (b) Borrower's beneficial share of unrestricted Cash Equivalents of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter;

                  (c) 100% of (x) the cost basis of Completed but Unstabilized Properties of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and (y) the Borrower's beneficial interest in the cost basis of Completed but Unstabilized Properties of its Unconsolidated Joint Ventures, in each case, as certified by the Borrower, such certification to be accompanied by all appropriate documentation supporting such figure; and

                  (d) 100% of (x) the cost basis of Properties (other than Condominium Properties) of the Borrower and its Subsidiaries under construction as of the end of such Fiscal Quarter and (y) the Borrower's beneficial interest in the cost basis of Properties (other than Condominium Properties) of its Unconsolidated Joint Ventures under construction at the end of such Fiscal Quarter (including, without limitation, (i) Properties owned by the Borrower or a Subsidiary and leased to a Qualified Intermediary and (ii) Properties owned by a Qualified Intermediary, provided in each such case any such Property is a "replacement property" as such term is used in the applicable Exchange Agreement), in each case, as certified by Borrower, such certification to be accompanied by all appropriate documentation supporting such figure; provided, however, the aggregate costs under this clause (d) shall not exceed 15% of the total Implied Capitalization Value; and

                  (e) Eligible QI Cash and Cash Equivalents as of the end of such Fiscal Quarter, provided, however, the amount associated with this clause (e) shall not exceed 10% of the total Implied Capitalization Value; and

                  (f) The market value of Marketable Securities of the Borrower as of the end of such Fiscal Quarter, provided, however, the amount associated with this clause (e) shall not exceed 1% of the total Implied Capitalization Value; and

                  (g) 100% of (x) the cost basis of Condominium Properties of the Borrower and its Subsidiaries, whether under construction or completed ("completed" being determined on a building by building basis and signified by the issuance of a final certificate of occupancy for any such building) as of the end of such Fiscal Quarter and (y) the Borrower's beneficial interest in the cost basis of Condominium Properties of its Unconsolidated Joint Ventures, whether under construction or completed ("completed" being determined on a building by building basis and signified by the issuance of a final certificate of occupancy for any such building) at the end of such Fiscal Quarter, in each case, as certified by Borrower, such certification to be accompanied by all appropriate documentation supporting such figure; provided, however, the aggregate costs under this clause (g) shall not exceed the sum of $100,000,000 and provided, further, the aggregate costs under this clause (g) shall not include the cost basis of any Condominium Properties that have been completed for more than 12 months.

         "INDEMNIFIED PERSON" has the meaning assigned to that term in Section 12.4(b) hereof.

         "INTEREST EXPENSE" means, with respect to the Borrower's Total Funded Debt for any period (including, without limitation, subordinated debt), the consolidated interest expense, whether paid or accrued (but excluding capitalized interest) of Borrower and its Subsidiaries in respect of such Total Funded Debt and the Borrower's beneficial interest in such interest expense of any Unconsolidated Joint Ventures; in each case, as determined in accordance with GAAP.

         "INTEREST EXPENSE ON UNSECURED DEBT" means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period on Unsecured Total Funded Debt of such Person.

         "INTEREST PERIOD" has the meaning assigned to that term in Section 3.6(a) hereof.

         "INVESTMENT GRADE" means a credit rating of BBB- or higher by S&P, Baa3 or higher by Moody's, or the equivalent or higher of either such rating by another nationally recognized securities rating agency' selected by the Borrower and acceptable to the Majority Lenders.

         "ISSUING BANK" means FUNB, as issuer of a Letter of Credit or any successor thereto as provided herein.

         "KNOWN DEFAULT" means an Unmatured Default which is actually known by any executive officer of the Borrower or the Parent Guarantor to have occurred.

         "L/C CASH COLLATERAL ACCOUNT" means that certain account of the Borrower maintained at the office of the Administrative Agent pledged to the Administrative Agent for the benefit of the Lenders.

         "L/C RELATED DOCUMENTS" has the meaning specified in Section 4.4(a).

         "LENDER ASSIGNMENT" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and (if required in accordance with Section 12.7) the Borrower, in substantially the form of Exhibit 12.7 hereto.

         "LENDERS" means the lenders listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 12.7 and, when used in reference to a Competitive Advance or Competitive Bids, each Designated Lender.

         "LENDING OFFICE" means, with respect to each Lender:

                  (a) such Lender's "Lending Office" specified opposite such Lender's name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender; or

                  (b) in each case, such other office or office of an Affiliate, of such Lender in the continental United States as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

         "LETTER OF CREDIT" has the meaning specified in Section 4.1.

         "LETTER OF CREDIT ADVANCE" means an advance made pursuant to Section
4.3.

         "LETTER OF CREDIT FACILITY" means the aggregate amount of Letters of Credit that may be issued pursuant to Section 4.1.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease, including, without limitation, Capitalized Leases, in the nature thereof).

         "LOAN DOCUMENTS" means this Agreement, the Notes, each Letter of Credit, each L/C Related Document and, when executed and delivered, each Subsidiary Guaranty.

         "LOAN PARTY" shall mean, collectively the Borrower and the Guarantors.

         "MAJORITY LENDERS" means on any date of determination, Lenders who, collectively, on such date (a) have Percentages in the aggregate of at least 66-2/3% and (b) if the Commitments have been terminated, hold at least 66-2/3% of the sum of (a) then aggregate unpaid principal amount of the Advances owing to the Lenders and (b) the aggregate Available Amount of all Letters of Credit then outstanding. Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

         "MARKETABLE SECURITIES" means securities that are publicly traded on a nationally recognized exchange or in over-the-counter markets, including, without limitation, the New York or American Stock Exchanges or the NASDAQ - National Market System.

         "MATERIAL ADVERSE EFFECT" means a (a) materially adverse effect on the business conditions (financial or otherwise), operations, performance, properties or prospects of (i) the Borrower, (ii) the Parent Guarantor or, (iii) the Parent Guarantor and its Subsidiaries, in each case, taken as a whole, or
(b) a non-frivolous challenge to the validity or enforceability of any Loan Document or the rights and remedies of any Lender or the Administrative Agent under any Loan Document.

         "MATERIAL CONTRACT" means any contract or other arrangement (other than a Loan Document), whether written or oral, to which any Loan Party, any Subsidiary or any Unconsolidated Joint Venture is a party, as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

         "MATERIAL BORROWER SUBSIDIARY" means a Subsidiary, whether owned directly or indirectly by the Borrower, which, with respect to the Borrower and its Subsidiaries taken as a whole, represents at least 10% of the Borrower's consolidated assets or the Borrower's consolidated net income (or loss).

          "MATERIAL PARENT GUARANTOR SUBSIDIARY" means a Subsidiary of the Parent Guarantor that constitutes 10% or more of the Consolidated Implied Capitalization Value of the Parent Guarantor and its Subsidiaries, taken as a whole.

         "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

         "MULTIFAMILY PROPERTIES'" means, with respect to any Person, (i) any apartment Property comprised of no less than fifty (50) individual units which Property can be operated as a single residential rental facility without necessity for sharing amenities, (i.e., leasing offices, tennis courts, swimming pools and the like) with any other residential rental facility and (ii) any apartment Property comprised of no less than fifty (50) units which Property can be operated as a single residential rental facility as a result of the sharing of amenities (i.e., leasing offices, tennis courts, swimming pools and the like) with any other adjoining apartment Property of such Person comprised of no less than fifty (50) units.

         "NET OPERATING INCOME" means, with respect to any Person for any Property for any period, the result of: (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance) during such period minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property during such period, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and on-site marketing expenses (but excluding corporate overhead and management fees allocated to such Property, if any, paid or accrued in respect of such Property during such period).

         "NOTE" means a Revolving Note, a Competitive Note or the Swing Line Note, as each may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "NOTICE OF REVOLVING BORROWING" has the meaning assigned to that term in Section 3.1 hereof.

         "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 3.2.

         "NYSE" means the New York Stock Exchange.

         "OCCUPANCY RATE" means, with respect to a Completed Property at any time, the ratio, expressed as a percentage, of (a) the number of units of such Completed Property actually occupied by tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is continuing to (b) the aggregate number of units of such Completed Property.

         "OECD" means the Organization for Economic Cooperation and Development.

         "PARENT GUARANTOR" has the meaning associated to that term in the caption to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

         "PERCENTAGE" means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such day, and multiplying the quotient so obtained by 100%.

         "PERMITTED LIENS" means, as to the Borrower, the Parent Guarantor and any Subsidiary of the Borrower or the Parent Guarantor:

                  (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 9.1(e);

                  (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance, old age pensions, social security or retirement benefits or similar applicable laws;

                  (c) Liens whether now existing or hereafter created consisting of encumbrances in the nature of building restrictions, zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person;

                  (d) Liens existing as of the Closing Date and set forth in
         Schedule II;

                  (e) Liens in favor of the Administrative Agent for the benefit of the Lenders;

                  (f) Liens upon any Subsidiary of the Borrower or the Parent Guarantor in favor of the Borrower or any Guarantor; and

                  (g) Liens arising in connection with any Debt permitted hereunder to the extent such Lien will not result in a violation of any of the other provision of this Agreement.

         "PERSON" means an individual, partnership (limited or general), corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PROPERTY" means the real property of any of the Borrower, its Subsidiaries, its Unconsolidated Joint Ventures and its Affiliates, now owned or hereafter acquired, directly or indirectly owned, together with all buildings and improvements thereon.

         "QUALIFIED INTERMEDIARY" means (a) Pacific American Property Exchange Corporation, or (b) any other Person having a creditworthiness and national reputation in Section 1031 "like-kind" exchange transactions equal or greater than Fidelity National Financial, Inc. or otherwise approved by the Administrative Agent which approval shall not be unreasonably withheld or delayed; provided, each such Person under clause (a) and (b) above shall at all times be a "qualified intermediary" pursuant to the provisions of Treasury Regulation Section 1.1031(k)-1(g)(4) and shall not be a "disqualified person" pursuant to the provisions of Treasury Regulation Section1.1031(k)-l(k).

         "RECIPIENT" has the meaning assigned to that term in Section 12.8 hereof.

         "REIT" means a "real estate investment trust" as such term is defined in Section 856 of the Code.

         "RELEASE" means, with respect to any Person, any spill, leak, deposit, discharge, emission, disposal, leaching, or migration into the environment of any Hazardous Materials (including, without limitation, the abandonment or disposal of any barrels, containers, or other open or closed receptacles containing any Hazardous Materials), or into, out of or from any property owned, occupied or used by such Person or any of its Affiliates.

         "REPLACEMENT RESERVES" means, with respect to any Person for any period, an allowance for a normal level of recurring capital expenditures and lease commissions equal to the following: (a) for any Completed Properties (as determined from the date of the issuance of the final certificate of occupancy for such Completed Property) that have been completed for a period of five years or less, an amount equal to $150 multiplied by (i) in the case such Completed Property is owned by the Borrower or a Subsidiary of the Borrower, the number of apartment units on such Completed Property and (ii) in the case such Completed Property is owned by an Unconsolidated Joint Venture of the Borrower, the product of (x) the Borrower's pro-rata beneficial interest in such Unconsolidated Joint Venture and (y) the number of apartment units on such Completed Property and (b) for Completed Properties (as determined from the date of the issuance of the final certificate of occupancy for such Completed Property) that have been completed for a period of greater than five years, an amount equal to $200 multiplied by (i) in the case such Completed Property is owned by the Borrower or a Subsidiary of the Borrower, the number of apartment units on such Completed Property and (ii) in the case such Completed Property is owned by an Unconsolidated Joint Venture of the Borrower, the product of (x) Borrower's pro-rata beneficial interest in such Unconsolidated Joint Venture and
(y) the number of apartment units on such Completed Property.

         "REVOLVING ADVANCE" means an Advance made by a Lender to the Borrower pursuant to Section 3.1 hereof, and refers to a Fixed Eurodollar Rate Advance or a Base Rate Advance (each of which shall be a "TYPE" of Revolving Advance). For purposes of this Agreement, all Revolving Advances of a Lender (or portions thereof) of the same Type and Interest Period, if any, made on the same day to the Borrower shall be deemed to be a single Advance by such Lender until repaid.

         "REVOLVING BORROWING" means a borrowing consisting of one or more Revolving Advances of the same Type and Interest Period, if any, made to the Borrower on the same Business Day by the Lenders, ratably in accordance with their respective Commitments. A Revolving Borrowing may be referred to herein as being a "TYPE" of Revolving Borrowing, corresponding to the Type of Revolving Advances comprising such Borrowing. For purposes of this Agreement, all Revolving Advances of the same Type and Interest Period, if any, made on the same day to the Borrower shall be deemed a single Revolving Borrowing hereunder until repaid.

         "REVOLVING NOTE" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.2B hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from Revolving Advances, Swing Line Advances and Letter of Credit Advances made by such Lender to the Borrower.

         "S&P" means Standard and Poor's Rating Group, or any successor thereto.

         "SECURED TOTAL FUNDED DEBT" shall mean any Total Funded Debt subject to a Lien.

         "SHAREHOLDERS' EQUITY" means, with respect to the Parent Guarantor for any period, the sum of the Parent Guarantor's shareholders equity and minority interests as reported on the Parent Guarantor's most recent financial statements delivered to the Administrative Agent pursuant to Section 9.4(b) or (c) hereof, as determined in accordance with GAAP.

         "SOLVENT" means, when used with respect to any Person, that (i) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person; (ii) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and (v) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STABILIZED PROPERTIES" means those certain Completed Properties designated by the Borrower at the end of each Fiscal Quarter, (a) each of which have achieved (i) an Occupancy Rate at any time of 85% or greater and (ii) an Occupancy Rate as of the end of such Fiscal Quarter of not less than 70%, and
(b) in the aggregate have achieved an average Occupancy Rate as of the end of such Fiscal Quarter of 85% or greater.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person.

         "SUBSIDIARY GUARANTEES" means those certain Subsidiary Guarantees executed by a Subsidiary from time to time in favor of the Administrative Agent on behalf of the Lenders, in substantially the form of Exhibit 1.2D, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "SUBSIDIARY GUARANTOR" means a Subsidiary which has executed and delivered a Subsidiary Guaranty, and maintains as of the date of determination a Subsidiary Guaranty.

         "SWING LINE ADVANCE" means an advance made by any Swing Line Bank pursuant to Section 3.2.

         "SWING LINE BANK" means the Administrative Agent in its capacity as Swing Line Bank hereunder or any successor thereto as provided herein.

         "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

         "SWING LINE NOTE" means the promissory note of the Borrower payable to the order of the Swing Line Bank, in substantially the form of Exhibit 1.2C hereto, evidencing the aggregate indebtedness of the Borrower to the Swing Line Bank resulting from Swing Line Advances made the Swing Line Bank to the Borrower.

         "TERMINATION DATE" means the earlier to occur of (i) September 26, 2003, or such later date set pursuant to Section 2.3, or (ii) the date of termination or reduction in whole of the Commitments pursuant Section 2.2 or 10.2.

          "TOTAL FUNDED DEBT" means, with respect to any Person for any period, all Debt of such Person on a fully consolidated basis other than trade obligations incurred in the ordinary course of business and accrued but unpaid expenses incurred in the ordinary course of business.

         "TOTAL UNENCUMBERED ASSET VALUE" means, for any Fiscal Quarter, the sum of (a) Consolidated Unencumbered Asset Value of the Borrower plus (b) Unencumbered JV Asset Value, provided, however, the amount associated with this clause (b) shall not exceed 15% of Total Unencumbered Asset Value.

         "TOTAL UNENCUMBERED ASSETS CASH FLOW" means, for any period, the sum of
(a) Consolidated Unencumbered Assets Cash Flow of the Borrower plus (b) Unencumbered JV Assets Cash Flow, provided, however, the amount associated with this clause (b) shall not exceed 15% of Total Unencumbered Assets Cash Flow.

          "TYPE" has the meaning assigned to such term (a) in the definition of "Revolving Advance" when used in such context, (b) in the definition of "Revolving Borrowing" when used in such context, (c) in the definition of "Competitive Advance" when used in the such context and (d) in the definition of "Competitive Borrowing" when used in such context.

         "UNCONSOLIDATED JOINT VENTURE" means, with respect to any Person, any corporation, association or other business entity of which securities or other ownership interests representing less than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person.

         "UNENCUMBERED ASSET VALUE" means, with respect to any Person for any Fiscal Quarter, the sum of (without duplication):

                  (a) the sum of:

                  (i) (A) the difference between (x) Net Operating Income for each Eligible Stabilized Unencumbered Property for such period, annualized (i.e. multiplied by four (4)), less (y) the applicable Replacement Reserves of such Person for each such Eligible Stabilized Unencumbered Property divided by (B) the Capitalization Rate, plus

                   (ii) the sum of (A) 100% of development cost for each Eligible Unstabilized Unencumbered Property (including any Eligible Unstabilized Unencumbered Property owned by or leased by a Qualified Intermediary provided such Property is a "'replacement property" as such term is used in the applicable Exchange Agreement) for such period plus (B) 100% of the cost basis for each Eligible Unencumbered Condominium Property, whether under construction or completed ("completed" being determined on a building by building basis and signified by the issuance of a final certificate of occupancy for any such building), provided, however, the costs under this clause (ii)(B) shall not exceed the sum of $25,000,000, and provided, further, the aggregate costs under this clause (ii)(B) shall not include the cost basis of Eligible Unencumbered Condominium Properties that have been completed for for more than 90 days, and provided, further, the costs associated with this clause (ii) shall not exceed 10% of the combined Unencumbered Asset Value, and provided, further, in the event any Property has been sold in such Fiscal Quarter, the Net Operating Income or development costs, as the case may be, for each such Property shall not be included in the calculation of clause (i) above and this clause (ii): plus

                  (iii) Eligible QI Cash and Cash Equivalents as of the end of such period, provided however, the amount associated with this clause
         (iii) shall not exceed 10% of the combined Unencumbered Asset Value;
         plus

                  (iv) The market value as of the end of such period of Marketable Securities of such Person not subject to a Lien, provided however, the amount associated with this clause (iv) shall not exceed 2% of the combined Unencumbered Asset Value; and

                  (b) with respect to any Eligible Stabilized Unencumbered Property acquired during such period, (A) the difference between (x) such Property's projected Net Operating Income for such period, annualized less (y) the applicable Replacement Reserves of such Person for each such Eligible Stabilized Unencumbered Property divided by (B) the Capitalization Rate, provided, however, the projected Net Operating Income from any such Property during such period shall not exceed the actual Net Operating Income of such Property for the prior Fiscal Quarter without the prior written consent of the Majority Lenders which consent shall not be unreasonably withheld or delayed.

          "UNENCUMBERED JV ASSET VALUE" means, with respect to the Borrower for any Fiscal Quarter, the sum of (without duplication):

         (a) the sum of:

                  (i) (A) the difference between (x) the Borrower's beneficial interest in the Net Operating Income for each Eligible Stabilized JV Unencumbered Property for such period, annualized (i.e. multiplied by four (4)), less (y) the Borrower's beneficial interest of the applicable Replacement Reserves for each such Eligible Stabilized JV Unencumbered Property divided by (B) the Capitalization Rate; plus

                  (ii) the Borrower's beneficial interest in the development cost for each Eligible Unstabilized JV Unencumbered Property for such period; provided, however, the costs associated with this clause (ii) shall not exceed 10% of the combined Unencumbered JV

         Asset Value, and provided, further, in the event any Property has been sold in such Fiscal Quarter, the Net Operating Income or development costs, as the case may be, for each such Property shall not be included in the calculation of clause (i) above and this clause (ii); and

                  (b) with respect to any Eligible Stabilized JV Unencumbered Property acquired during such period, (A) the difference between (x) the Borrower's beneficial interest in such Property's projected Net Operating Income for such period, annualized less (y) the Borrower's beneficial interest of the applicable Replacement Reserves for each such Eligible Stabilized JV Unencumbered Property divided by (B) the Capitalization Rate, provided, however, the Borrower's beneficial interest in the projected Net Operating Income from any such Property during such period shall not exceed the Borrower's beneficial interest in the actual Net Operating Income of such Property for the prior Fiscal Quarter without the prior written consent of the Majority Lenders which consent shall not be unreasonably withheld or delayed.

         "UNENCUMBERED ASSETS CASH FLOW" means, with respect to any Person for any period, the sum of (without duplication):

                  (a) the Net Operating Income from each Eligible Stabilized Unencumbered Property and Eligible Unstabilized Unencumbered Property during such period less, in each case, the applicable Replacement Reserves of such Person for each such Eligible Stabilized Unencumbered Property and Eligible Unstabilized Unencumbered Property; and

                  (b) with respect to any Eligible Stabilized Unencumbered Property or Eligible Unstabilized Unencumbered Property acquired during such period, such Property's projected Net Operating Income for such period less the applicable Replacement Reserves for such Property; provided, however, the projected Net Operating Income from any such Property during such period shall not exceed the actual Net Operating Income of such Property for the prior Fiscal Quarter without the prior written approval of the Majority Lenders which approval shall not be unreasonably withheld or delayed.

          "UNENCUMBERED JV ASSETS CASH FLOW" means, with respect to the Borrower for any period, the sum of (without duplication):

                  (a) the Borrower's beneficial interest in the Net Operating Income from each Eligible Stabilized JV Unencumbered Property and Eligible Unstabilized JV Unencumbered Property during such period less, in each case, the Borrower's beneficial interest of the applicable Replacement Reserves for each such Eligible Stabilized Partial-Owned Unencumbered Property and Eligible Unstabilized JV Unencumbered Property; and

                  (b) with respect to any Eligible Stabilized JV Unencumbered Property or Eligible Unstabilized JV Unencumbered Property acquired during such period, the Borrower's beneficial interest in such Property's projected Net Operating Income for such period less the Borrower's beneficial interest of the applicable Replacement

         Reserves for such Property; provided, however, the Borrower's beneficial interest in the projected Net Operating Income from any such Property during such period shall not exceed the Borrower's beneficial interest in the actual Net Operating Income of such Property for the prior Fiscal Quarter without the prior written approval of the Majority Lenders which approval shall not be unreasonably withheld or delayed.

         "UNMATURED DEFAULT" means the occurrence and continuance of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         "UNSECURED TOTAL FUNDED DEBT" means any Total Funded Debt not subject to a Lien.

                  SECTION 1.3. COMPUTATION OF TIME PERIODS. In the computation of periods of time under this Agreement any period of a specified number of days shall be computed by including the first day occurring during such period and excluding the last such day. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  SECTION 1.4. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the financial statements referred to in Section 8.1(k) ("GAAP").

                  SECTION 1.5. COMPUTATIONS OF OUTSTANDINGS. Whenever reference is made in this Agreement to the principal amount of Advances outstanding under this Agreement on any date, such reference shall refer to the aggregate principal amount of all such Advances outstanding on such date after giving effect to (i) all Advances to be made and Letters of Credit to be issued on such date and the application of the proceeds thereof and (ii) any repayment or prepayment of Advances on such date by the Borrower and any terminations of or drawdowns under, Letters of Credit.

                                   ARTICLE II
                                 THE COMMITMENTS

         SECTION 2.1. THE COMMITMENT.

         (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date, in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment; provided, however, subject to subsection (b) below, a Lender may make Competitive Advances in an amount not to exceed on any day the Commitments. Within the limits of such Lender's Available Commitment, the Borrower may request Advances hereunder, repay or prepay Advances and utilize the resulting increase in the Available Commitments for further Advances and/or issuances of Letters of Credit in accordance with the terms hereof.

         (b) In no event shall the Borrower be entitled to request or receive any Advance under subsection (a) that would cause the Aggregate Outstanding Amount to exceed the Commitments.

         (c) In addition to each Lender's Commitment under subsection (a) above, but subject nevertheless to the provisions of subsection (b) above, the Borrower may request (i) Swing Line Advances to be made by the Swing Line Bank in accordance with Section 3.2 and (ii) Competitive Advances to be made in accordance with Section 3.3 hereof.

         (d) The Commitments hereunder may be increased without the consent of the Lenders to an amount not to exceed $300,000,000; provided, no Lender shall be required to increase its Commitment and any new Lender(s) becoming a party to this Agreement shall be an Eligible Assignee. In the event a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment (and as a condition to becoming a new Lender or increasing its Commitment, as the case may be), such new Lender shall on the date it becomes a Lender hereunder purchase from the other Lenders its Lender's Percentage (as determined after giving effect to the increase of Commitments) of any outstanding Advances (other than Competitive Advances and Swing Line Advances), and such increasing Lender shall on the effective date of such increased Commitment hereunder purchase from the other Lenders a percentage of any outstanding Advances (other than Competitive Advances and Swing Line Advances), such percentage being obtained by dividing the amount of the increased Commitment by the total Commitments as determined after giving effect to the increase of Commitments, in either event, by making available for the account of its Lending Office to the Administrative Agent for the account of such other Lenders, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Advances to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Advances. Upon any such assignment, the assigning Lender represents and warrants to such other Lender that such assigning Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Advance being assigned, the Loan Documents or any Loan Party.

         (e) Notwithstanding anything to the contrary set forth in subsection
(d) above, the Borrower, prior to requesting an increase in the Commitments pursuant to subsection (d) above, hereby agrees to offer in writing each Lender the right to increase its Commitment by an amount so that such Lender's Percentage shall not be decreased as a result of the increase in the Commitments pursuant to subsection (d) above, In the event a Lender does not accept the Borrower's offer to increase its Commitment as provided in the preceding sentence within ten Business Days of the receipt of such offer, such offer shall be deemed rejected.

         SECTION 2.2. REDUCTION OF THE COMMITMENTS.

         The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the Commitments of the respective Lenders; provided that, (i) any such partial reduction shall be in an aggregate amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof, and (ii) in no event shall the Commitments be reduced to an amount less than the Aggregate Outstanding Amount.

         SECTION 2.3. EXTENSION OF THE TERMINATION DATE.

         (a) Unless this Agreement shall have previously terminated in accordance with its terms, the Borrower may, by notice to the Administrative Agent (any such notice being irrevocable) at least 90 days but not more than 150 days before each anniversary of the Closing Date, request that the Administrative Agent and the Lenders extend the Termination Date for a period of one year. If the Borrower shall make such request, the Administrative Agent shall promptly inform the Lenders thereof and, no later than 30 days after the date of such request by the Borrower as then in effect, the Administrative Agent shall notify the Borrower in writing if the Lenders consent to such request and the conditions of such consent (including conditions relating to legal documentation (if any)). Any conditions to the Lenders' consent to an extension of the Termination Date must be met by the Borrower on or prior to the anniversary of the Closing Date following the Borrower's request to extend the Termination Date. The granting of any such consent shall be in the sole and absolute discretion of each Lender, and, if any Lender shall not so notify the Administrative Agent or, if the Administrative Agent shall not so notify the Borrower, such lack of notification shall be deemed to be a determination not to consent to such request. Except as provided by clause (b) below, no such extension shall occur unless all of the Lenders consent in writing thereto and any conditions of such consent are met by the Borrower on or prior to the anniversary of the Closing Date following the Borrower's request to extend the Termination Date (or if less than all the Lenders consent thereto, unless one or more other existing Lenders, or one or more other Eligible Assignees acceptable to the Borrower and the Administrative Agent, agree to assume all of the Commitments of the non-consenting Lenders prior to the anniversary of the Closing Date following the Borrower's request to extend the Termination Date).

         (b) In the event less than all of the Lenders consent to such extension request, but the Majority Lenders approve such extension request, the Borrower may, with the consent of the Majority Lenders, on or prior to the anniversary of the Closing Date following the Borrower's request to extend the Termination Date, pay to each non-consenting Lender an amount equal to the aggregate principal amount of Advances owed to such non-consenting Lenders, plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such non-consenting Lender. Such non-consenting Lender thereafter shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Furthermore, the Commitments hereunder shall automatically be reduced by the aggregate amount of the Commitments of such non-consenting Lenders. If the Borrower fails to comply with any provision of this subsection, the Termination Date shall not be extended.

         (c) An additional condition to the effectiveness of any extension of the Termination Date shall be the payment by the Borrower to each Lender that has agreed to extend the

Termination Date of an extension fee equal to 0.125% of each such Lender's Commitment, payable on the effective date of the extension of the applicable Termination Date.

         SECTION 2.4. USE OF PROCEEDS. The Borrower shall use the proceeds of the Advances and request issuances of Letters of Credit solely (i) to repay Debt, (ii) to finance the acquisition, development, construction and/or rehabilitation of apartment properties owned by the Borrower or its Affiliates, and (iii) for working capital and general corporate purposes.

                                   ARTICLE III
                 REVOLVING, SWING LINE AND COMPETITIVE ADVANCES

         SECTION 3.1. REVOLVING ADVANCES.

         (a) Each Revolving Borrowing shall consist of Revolving Advances of the same Type and Interest Period made on the same Business Day by the Lenders ratably according to their respective Commitments. Each Revolving Borrowing shall be made on notice in substantially the form of Exhibit 3.1 hereto (a "NOTICE OF REVOLVING BORROWING"), delivered by the Borrower to the Administrative Agent, by hand, telecopy or telex, not later than 11:00 A.M. (Charlotte, North Carolina time) (i) in the case of Fixed Eurodollar Rate Advances, on the third Business Day prior to the proposed Borrowing and (ii) in the case of Base Rate Advances, on the first Business Day prior to the proposed Borrowing. Upon receipt of a Notice of Revolving Borrowing, the Administrative Agent shall notify the Lenders thereof promptly on the day so received. Each Notice of Revolving Borrowing shall specify therein: (i) the date of such Borrowing, (ii) the principal amount and Type of Advances comprising such Borrowing and (iii) the Interest Period for such Advances. Each Notice of Revolving Borrowing shall be irrevocable and binding on the Borrower. Each proposed Borrowing shall be subject to the provisions of Sections 3.1(b), 6.4 and Article VII hereof.

         (b) TERMS RELATING TO THE MAKING OF REVOLVING ADVANCES.

                  (i) Notwithstanding anything in Section 3.1(a) above to the contrary:

                           (A) at no time shall more than seven (7) different
                  Revolving Borrowings which are Fixed Eurodollar Rate Advances be outstanding hereunder at any time; and

                           (B) each Revolving Borrowing hereunder shall be in an
                  aggregate principal amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Available Commitments on such date; and

                  (ii) no more than two Revolving Borrowings may be made on the same Business Day.

         SECTION 3.2. THE SWING LINE ADVANCES.

         (a) Each Swing Line Borrowing shall be made on notice in substantially the form of Exhibit 3.2 hereto (a "NOTICE OF SWING LINE BORROWING"), delivered by the Borrower to the Swing Line Bank and the Administrative Agent by hand, telecopier or telex not later than 2:00 P.M. (Charlotte, North Carolina time) on the date of the proposed Swing Line Borrowing. Each Notice of Swing Line Borrowing shall specify therein the (i) the date of such Borrowing, (ii) the amount of such Borrowing and (iii) the maturity of such Borrowing (which maturity shall be no later than the fifth day after the requested date of such Borrowing). Each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. The Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VII, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Each Swing Line Advance will reduce the Available Commitments of all Lenders pro rata. Promptly after each Swing Line Borrowing, the Administrative Agent will notify each Lender of the amount of the Swing Line Borrowing, the amount by which such Lender's Available Commitment has been reduced, the date of the Swing Line Borrowing and the Interest Period with respect thereto. Swing Line Advances shall bear interest at the Floating Eurodollar Rate and shall be a Floating Eurodollar Rate Advance; provided, however, if an Event of Default has occurred and is continuing, each Swing Line Advance shall automatically on the date such Event of Default occurs bear interest at the Base Rate in effect on such date.

         (b) Terms relating to making of Swing Line Advances.

                  (i) Notwithstanding anything in Section 3.2(a) above to the contrary:

                           (A) The aggregate amount of Swing Line Advances
                  outstanding at any time shall not exceed $20,000,000;

                           (B) No Swing Line Advance shall be used for the
                  purpose of funding the payment of principal of any other Advance;

                           (C) At no time shall more than two different Swing
                  Line Borrowings be outstanding hereunder at any time; and

                           (D) Each Swing Line Borrowing hereunder shall be in
                  an aggregate principal amount of not less than $1,000,000 or an integral multiple amount of $500,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Available Commitments on such date; and

                  (ii) No more than one (1) Swing Line Borrowing may be made on the same Business Day.

         (c) Upon demand by the Swing Line Bank with an outstanding Swing Line Advance and so long as such Swing Line Advance shall bear interest at the Base Rate, each other Lender shall purchase from such Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Percentage of such outstanding Swing Line

Advance as of the date of such demand, by making available for the account of its Lending Office to the Administrative Agent for the account of such Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Swing Line Advance. Each Lender agrees to purchase its Percentage of an outstanding Swing Line Advance upon notice given not later than one Business Day prior to the Business Day of proposed purchase. Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank, such amount so paid in respect of principal shall constitute a Swing Line Advance by such Lender for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount.

         (d) The Swing Line Bank may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Swing Line Bank pursuant to this Section 3.2(d). Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Swing Line Bank, which shall be a Lender or an Eligible Assignee acceptable to the Borrower. If no successor Swing Line Bank shall have been so appointed by the Majority Lenders and shall have accepted such appointment, within 30 days after the retiring Swing Line Lender's giving of notice of resignation, then the retiring Swing Line Bank may, on behalf of the Lenders, appoint a successor Swing Line Bank, which shall be a Lender or an Eligible Assignee. Upon the acceptance of any appointment as Swing Line Bank hereunder by a successor Swing Line Bank, such successor Swing Line Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swing Line Bank.

         SECTION 3.3. COMPETITIVE ADVANCES.

         (a) GENERAL. Each Competitive Borrowing shall consist of Competitive Advances of the same Type and Interest Period made by the Lenders in accordance with this Section 3.3 and shall be in a minimum aggregate principal amount of $5,000,000 or an integral multiple of $500,000 in excess thereof, except as otherwise provided pursuant to Section 3.3(b)(iv) hereof. Competitive Advances shall be made in the amounts accepted by the Borrower in accordance with Section 3.3(b)(iv). Each Competitive Advance, regardless of which Lender makes such Advance, will reduce the Available Commitments of all Lenders pro rata. Promptly after each Competitive Borrowing, the Administrative Agent will notify each Lender of the amount of the Competitive Borrowing, the amount by which such Lender's Available Commitment has been reduced, the date of the Competitive Borrowing and the Interest Period with respect thereto.

         (b) COMPETITIVE BID PROCEDURES.

                  (i) COMPETITIVE BID REQUESTS. In order to request Competitive Advances, the Borrower shall hand deliver, telex or telecopy to the Administrative Agent a duly completed Competitive Bid Request substantially in the form of Exhibit 3.3A hereto to be received by the Administrative Agent not later than 10:00 A.M. (Charlotte, North Carolina time), four Business Days prior to a proposed Eurodollar Competitive Borrowing and one Business Day prior to a proposed Fixed Rate Competitive Borrowing. Each such Competitive Bid Request shall refer to this Agreement and specify: (1) the date of such Competitive Borrowing (which shall be a Business Day), (2) the principal amount thereof (which shall not be less than $5,000,000 or an integral multiple of $500,000 in excess thereof), (3) the Interest Period with respect thereto and the last day of such Interest Period and any additional interest payment date or dates relating to such Competitive Borrowing, (4) whether the Borrowing then being requested is to consist of Eurodollar Competitive Advances or Fixed Rate Competitive Advances or a combination thereof (and if a combination thereof, the relative percentages of Eurodollar Competitive Advances and Fixed Rate Competitive Advances) and (5) any other terms applicable to such Competitive Bid Borrowing. No Revolving Advances shall be requested in or made pursuant to a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the form of Exhibit 3.3A may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by hand delivery, telex or telecopier. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall by hand delivery, telex or telecopier (in the form of Exhibit 3.3B hereto) invite the Lenders to bid to make Competitive Bids in accordance with such Competitive Bid Request.

                  (ii) MAKING COMPETITIVE OFFERS. Each Lender may, in its sole discretion, make one or more Competitive Bids, which Competitive Bids shall be responsive to the Competitive Bid Request. Each Competitive Bid by such Lender must be received by the Administrative Agent (A) in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by hand delivery, telex or telecopier (in the form of Exhibit 3.3C-1 hereto) not later than 9:30 A.M. (Charlotte, North Carolina time) three Business Days prior to a proposed Competitive Borrowing and (B) in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, by hand delivery, telex or telecopier (in the form of Exhibit 3.3C-2 hereto) not later than 9:30 A.M. (Charlotte, North Carolina time) on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Each Competitive Bid shall refer to this Agreement and specify (W) the principal amount (which may be up to the aggregate amount of the proposed Competitive Borrowing regardless of the Commitment of the Lender) of the Competitive Advance that the Lender is willing to make to the Borrower requesting such Competitive Bid, (X) the minimum principal amount of such Competitive Bid (which shall be a minimum principal amount of $5,000,000 and in an integral multiple of $500,000 in excess thereof) which may be accepted by the Borrower, (Y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Advances, and (Z) whether the Eurodollar Competitive Advance or Fixed Rate Competitive Advance, as the case may be, subject to such

         Competitive Bid, may be prepaid without penalty, and any conditions relating thereto. A Competitive Bid submitted by a Lender pursuant to this subsection (ii) shall be irrevocable absent manifest error (i.e. a typographical error).

                  (iii) NOTIFICATION OF BORROWER OF COMPETITIVE BIDS. The Administrative Agent shall notify the Borrower by hand delivery, telex or telecopier of the Competitive Bids made, of the Competitive Bid Rate and the principal amount of each Competitive Bid and the identity of the Lender that made such Competitive Bid (A) in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly (but in no event later than 10:00 A.M. (Charlotte, North Carolina time)) on the third Business Day prior to the proposed Competitive Borrowing and
         (B) in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, not later than 10:00 A.M. (Charlotte, North Carolina time) on the day of such proposed Competitive Borrowing.

                  (iv) ACCEPTANCE/REJECTIONS OF COMPETITIVE BIDS. The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (iv), accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone whether and to what extent it has decided to accept or reject any or all of the Competitive Bids (specifying each Lender selected by it to make Competitive Advances, the principal amount of such Advances and the Competitive Bid Rate): (A) in the case of a Borrowing to consist of Eurodollar Competitive Advances, by not later than 10:30 A.M. (Charlotte, North Carolina time) three Business Days before a proposed Competitive Borrowing (promptly confirmed by a Competitive Bid Acceptance in the form of Exhibit 3.3D-1 hereto, hand delivered, telexed or telecopied by the Borrower to the Administrative Agent), and
         (B) in the case of a Borrowing to consist of Fixed Rate Competitive Advances, not later than 10:30 A.M. (Charlotte, North Carolina time) on the day of a proposed Competitive Borrowing (promptly confirmed by a Competitive Bid Acceptance in the form of Exhibit 3.3D-2 hereto, hand delivered, telexed or telecopied by the Borrower to the Administrative Agent); provided, however, that (1) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in subsection (iii) above, (2) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate which lower Competitive Bid Rate is otherwise on comparable terms and conditions,
         (3) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (4) if the Borrower shall determine to accept Competitive Bids made at a particular Competitive Bid Rate but the aggregate amount of all Competitive Bids made at such Competitive Bid Rate, when added to the aggregate amount of all Competitive Bids at lower Competitive Bid Rates, would cause the total amount of Competitive Bids to be accepted by the Borrower to exceed the principal amount specified in the Competitive Bid Request, then the Borrower shall accept all such Competitive Bids at such Competitive Bid Rate in an aggregate amount reduced to eliminate such excess, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made ratably in accordance with the amount of each such Competitive Bid (subject to clause (5) below), and (5) no Competitive Bid shall be accepted for a Competitive Advance unless such Competitive Advance is in a minimum principal amount of $5,000,000 and an integral multiple of $500,000 in excess thereof; provided further, however, that if a Competitive Advance must be in an amount of less than $5,000,000 because of the provisions of (4) above, such Competitive Advance may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to (4) above, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. Notice given by the Borrower pursuant to this subsection (iv) shall be irrevocable.

                  (v) NOTIFICATION OF LENDERS OF ACCEPTANCES/REJECTIONS OF COMPETITIVE BIDS. (1) The Administrative Agent shall notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what principal amount and at what Competitive Bid Rate):
         (A) in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly (and in no event later than 2:00 P.M. (Charlotte, North Carolina time) on the day the Borrower delivers notice to the Administrative Agent in accordance with Section 3.3(b)(iv)(A) above) by hand delivery, telex or telecopier and (B) in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, by telephone (such information to be confirmed in writing by the Administrative Agent to the bidding Lenders not later than 12:00 noon (Charlotte, North Carolina time) on such day), not later than 11:00 A.M. (Charlotte, North Carolina time) on the day of the Competitive Borrowing and, in either case, each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Advance in respect of which its bid has been accepted. The Administrative Agent shall promptly notify each Lender of the terms of each Competitive Bid that has been accepted by the Borrower.

                           (2) Any Competitive Bid for which a Lender was the successful bidder may be funded by such Lender's Designated Lender; provided, however, that the Designated Lender shall not be required to make payments with respect to such Competitive Advances or make payments with respect to other obligations hereunder except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable. A Lender shall not be required to disclose in its Competitive Bid whether such Competitive Advance will be funded by its Designated Lender. Any Designated Lender which funds a Competitive Advance shall on and after the time of such funding become the obligee under such Competitive Advance and be entitled to receive payment thereof when due.

                           (3) Notwithstanding any designation of a Designated Lender, no Designating Lender shall be relieved of its obligation to fund a Competitive Advance, and no Designated Lender shall assume such obligation, prior to the time such Competitive Advance is funded.

                  (vi) INDEMNIFICATION. Neither the Administrative Agent nor any Lender shall be responsible to the Borrower for (A) a failure to fund a Competitive Advance on the date such Advance is requested or (B) the funding of such Advance at a Competitive Bid Rate or in an amount other than that confirmed pursuant to subsections (iv) and (v) above due in each case to delays in communications, miscommunications (including, without limitation, any variance between telephonic bids or acceptances and the written notice provided by the Administrative Agent to the Lenders pursuant to subsection (v) above or the written confirmation supplied by the Borrower pursuant to subsection (iv) above) and the like among the Borrower, the Administrative Agent and the Lenders, and the Borrower agrees to indemnify each Lender for all reasonable costs and expenses incurred by it in accordance with the terms of Section 6.4(d) hereof, as a result of any such delay, miscommunication or the like that results in a failure to fund a Competitive Advance or the funding of a Competitive Advance at a Competitive Bid Rate or in an amount other than that set forth in the written notice provided by the Administrative Agent to the Lenders pursuant to subsection (v) above or the written confirmation supplied by the Borrower pursuant to subsection (iv) above, except if such delay, miscommunication, failure to fund or such erroneous funding was a result of the Administrative Agent's or any Lender's gross negligence or willful misconduct.

                  (vii) MISCELLANEOUS.

                           (A) If the Administrative Agent has elected to submit
                  a Competitive Bid in its capacity, as Lender, such bid must be submitted directly to the Borrower one half of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to subsection (ii) above.

                           (B) A Competitive Bid Request for Eurodollar
                  Competitive Advances shall not be made within five Business Days after the date of any previous Competitive Bid Request for Eurodollar Competitive Advances.

                           (C) Notwithstanding anything in this Section 3.3 to
                  the contrary, the aggregate amount of Competitive Advances outstanding at any time shall not exceed 50% of the Commitments at such time.

                           (D) All notices required by this Section 3.3 must be
                  made in accordance with Section 12.2.

                           (E) To facilitate the administration of this
                  Agreement and the processing of Competitive Bids, each Lender has submitted, or will submit upon becoming a Lender pursuant to Section 12.7 hereof, to the Administrative Agent a completed administrative questionnaire in the form specified by the Administrative Agent, and each Lender agrees to promptly notify the Administrative Agent in writing of any change in the information so provided.

         SECTION 3.4. MAKING OF ADVANCES.

         (a) Each Lender shall, before 1:00 P.M. (Charlotte, North Carolina time) on the date of any Borrowing, make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's portion of such Borrowing. Swing Line Advances shall be made by the Swing Line Bank. Revolving Advances shall be made by the Lenders ratably in accordance with their several Commitments, and Competitive Advances shall be made by the Lender or Lenders whose Competitive Bids therefor have been accepted pursuant to Section 3.3(b)(iv) in the amounts so accepted. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 7.2, the Administrative Agent will make such funds available to the Borrower at the Borrower's Account, provided, however, that in the case of any Revolving Borrowing or Competitive Bid Borrowing, the Administrative Agent shall first remit a portion of such funds equal to the aggregate principal amount of any Swing Line Advances outstanding, plus interest accrued and unpaid thereon, to and as of such date, to the Swing Line Bank for the repayment of such Swing Line Advances.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 3.4, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount on such date. If and to the extent that any such Lender (a "NON-PERFORMING LENDER") shall not have so made such ratable portion available to the Administrative Agent, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party, hereto may have against any non-performing Lender.

         (c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         SECTION 3.5. REPAYMENT OF ADVANCES.

         (a) REVOLVING ADVANCES. Subject to subsection (e) below, the Borrower shall pay to the Administrative Agent for the account of the Lenders the outstanding principal amount of each Revolving Advance made to it hereunder on the Termination Date, which day shall be the maturity date of such Advance.

         (b) COMPETITIVE ADVANCES. Subject to subsection (e) below, the Borrower shall repay to the Administrative Agent for the account of the Lenders that have made a Competitive Advance the outstanding principal amount of each Competitive Advance made to it hereunder on the last day of the Interest Period for such Advance, which last day shall be the maturity date for such Advance.

         (c) SWING LINE ADVANCES. Subject to subsection (e) below, the Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Lender which has purchased a Swing Line Advance from the Swing Line Bank in accordance with Section 3.2(c) the outstanding principal amount of each Swing Line Advance made to it hereunder on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the fifth day after the requested date of such Borrowing) and the Termination Date.

         (d) LETTER OF CREDIT ADVANCES. Subject to subsection (e) below, the Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender which has purchased a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on demand.

         (e) REPAYMENT THROUGH CONVERSIONS/CONTINUATIONS. The Borrower shall have deemed to have repaid the Advances as required by subsections (a), (b), (c) and (d) above by Converting or Continuing an Advance pursuant to Sections 3.7 and 3.8, as the case may be.

         SECTION 3.6. INTEREST.

         (a) INTEREST PERIODS. The period commencing on the date of each Advance and ending on the last day of the period selected by the Borrower with respect to such Advance pursuant to the provisions of this Section 3.6 is referred to herein as an "INTEREST PERIOD". The duration of each Interest Period shall be
(i) in the case of any Fixed Eurodollar Rate Advance or Eurodollar Competitive Advance, 1, 2, 3 or 6 months, (ii) in the case of any Base Rate Advance, any number of days, not extending beyond the Termination Date, (iii) in the case of any Floating Eurodollar Rate Advance, any number of days, but not more than five days; and (iv) in the case of any Fixed Rate Competitive Advance, any number of days, but no less than 30 days or more than 180 days; provided, however, that no Interest Period may be selected by any Borrower if such Interest Period would end after the Termination Date.

         (b) INTEREST RATES. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this subsection (b)), payable as follows:

                  (i) EURODOLLAR RATE ADVANCES AND EURODOLLAR COMPETITIVE ADVANCEs. If such Advance is a Eurodollar Rate Advance or Eurodollar Competitive Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any such Interest Period has a duration of more than three months, also on the day of the third month during such Interest Period which corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such third month); provided that during the continuance of any Event of Default, such Advance shall bear interest at the Default Rate.

                  (ii) BASE RATE ADVANCES. If such Advance is a Base Rate Advance, interest thereon shall be payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be paid in full; provided that during the continuance of any Event of Default, such Advance shall bear interest at the Default Rate.

                  (iii) FIXED RATE COMPETITIVE ADVANCES. If such Advance is a Fixed Rate Competitive Advance, interest thereon shall be payable on the last day of the Interest

         Period therefor and, if any Interest Period has a duration of more than 90 days, on each day which occurs during such Interest Period every 90 days from the first day of such Interest Period, provided that during the continuance of any Event of Default, such Advance shall bear interest at the Default Rate.

                  (iv) OTHER AMOUNTS. Any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to 4% per annum above the Applicable Rate in effect from time to time for Base Rate Advances, payable on demand.

         (c) INTEREST RATE DETERMINATIONS. The Administrative Agent shall give prompt notice to the Borrower and the Lender of the Applicable Rate determined from time to time by the Administrative Agent for each Advance.

         SECTION 3.7. CONVERSION. So long as no Event of Default shall have occurred and be continuing, the Borrower may on any Business Day subject to the terms and conditions provided herein, upon the Borrower's giving of a Notice of Conversion in substantially the form attached hereto as Exhibit 3.7A (a "NOTICE OF CONVERSION") to the Administrative Agent, Convert all or a portion of an Advance of one Type into a Fixed Eurodollar Rate Advance or a Base Rate Advance. Any Conversion of a Eurodollar Rate Advance or Competitive Advance into a Base Rate Advance shall be made on, and only on, the last day of the Interest Period for such Eurodollar Rate Advance or Competitive Advance, as the case may be. Each such Notice of Conversion shall be given by the Borrower not later than 11:00 A.M. (Charlotte, North Carolina time) (a) on the Business Day prior to the date of any proposed Conversion into Base Rate Advances or (b) on the third Business Day prior to the date of any proposed Conversion into Fixed Eurodollar Rate Advances. Promptly upon receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender by hand, telecopy or telex, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be delivered by hand, telecopy or telex, and specify (a) the requested date of such Conversion, (b) the Type of Advance to be Converted, (c) the portion of such Type of Advance to be Converted, (d) the Type of Advance such Advance is to be Converted into, and (e) if such Conversion is into a Fixed Eurodollar Rate Advance, the requested duration of the Interest Period of such Advance all of which will be specified in a manner as is necessary to comply with all limitations on Advances outstanding hereunder. Each Notice of Conversion shall be irrevocable and shall be binding on the Borrower once given. In addition to the foregoing, the Borrower may Convert any Advance on the last day of the Interest Period for such Advance into a Competitive Advance by complying with the requirements of Section 3.3 and Section 7.2.

         SECTION 3.8. CONTINUATION.

         (a) So long as no Event of Default shall have occurred and be continuing, the Borrower may on any Business Day' subject to the terms and conditions provided herein, with respect to any Fixed Eurodollar Rate Advance, elect to maintain such Fixed Eurodollar Rate Advance or any portion thereof as a Fixed Eurodollar Rate Advance by selecting a new Interest Period for such Advance. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of

Continuation in substantially the form of a Notice of Continuation attached hereto as Exhibit 3.8A (a "NOTICE OF CONTINUATION") not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be delivered by hand, telecopy or telex, and specify (a) the proposed date of such Continuation, (b) the Fixed Eurodollar Rate Advance and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Advances outstanding hereunder. Each Notice of Continuation shall be irrevocable and shall be binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender by hand, telecopy or telex of the proposed Continuation. In addition to the foregoing, the Borrower may Continue any Competitive Advance on the last day of the Interest Period for such Competitive Advance, as a Competitive Advance by complying with the requirements of Section 3.3 and Section 7.2.

         (b) If the Borrower shall fail to select in a timely manner a new Interest Period for (i) any Advance which is to be Continued as a Fixed Eurodollar Rate Advance in accordance with this Section 3.8 or (ii) any Advance, including without limitation, any Competitive Advance or Swing Line Advance, which is to be Converted pursuant to Section 3.7, each such Advance will automatically, on the last day of the then current Interest Period therefore, Convert into or be Continued, as the case may be, a Base Rate Advance.

                                   ARTICLE IV
                                LETTERS OF CREDIT

         SECTION 4.1. THE LETTER OF CREDIT FACILITY. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate Available Amount for all Letters of Credit issued by the Issuing Bank not to exceed at any time $30,000,000 at such time. In no event shall the Borrower be entitled to request the Issuing Bank to issue any Letter of Credit if such issuance would cause the Aggregate Outstanding Amount to, exceed the Commitments. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the Termination Date. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 4.1, repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 4.3 and request the issuance of additional Letters of Credit under this Section.

         SECTION 4.2. REQUEST FOR ISSUANCES OF LETTERS OF CREDIT.

         (a) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (Charlotte, North Carolina time) on the tenth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by hand delivery, telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by hand delivery, telex or telecopier, specifying therein the requested (A) date of such issuance

(which shall be a Business Day), (B) Available Amount of such Letter of Credit,
(C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit. If
(x) the requested form of such Letter of Credit is reasonably acceptable to the Issuing Bank and (y) the applicable conditions to such issuance set forth in
Section 7.2 have been satisfied, such Issuing Bank will make such Letter of Credit available to the Borrower at its office referred to in Section 12.2 or as otherwise agreed with the Borrower in connection with such issuance.

         (b) The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the previous month and drawings during such month under all Letters of Credit issued by the Issuing Bank, and (B) to the Administrative Agent and each Lender on the first Business Day of each Fiscal Quarter a written report (x) summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the Fiscal Quarter and drawings during such Fiscal Quarter under all Letters of Credit issued by the Issuing Bank (y) setting forth the average daily aggregate Available Amount during the preceding Fiscal Quarter of all Letters of Credit issued by the Issuing Bank.

         SECTION 4.3. DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon demand by the Issuing Bank with an outstanding Letter of Credit Advance, each other Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such other Lender, such other Lender's Percentage of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Letter of Credit Advance. Each Lender agrees to purchase its Percentage of an outstanding Letter of Credit Advance upon notice given not later than 11:00 A.M. (Charlotte, North Carolina time) one Business Day prior to the Business Day of the proposed purchase. Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty, and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank, such amount so paid in respect of principal shall constitute a Letter of Credit Advance by such Lender for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount.

         SECTION 4.4. OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

         (a) any lack of validity or enforceability of this Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C RELATED DOCUMENTS");

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

         (c) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

         (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (e) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit;

         (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents: or

         (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor.

         SECTION 4.5. COMPENSATION.

         (a) On the date of issuance of each Letter of Credit, the Borrower shall pay to the Administrative Agent for the account of each Lender a commission on such Lender's Percentage of the Available Amount of each such Letter of Credit issued on such date, which commission shall be equal to the Applicable Margin times such Percentage.

         (b) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree; provided, however, that in no event shall the aggregate commissions, fees or other charges paid pursuant to this subparagraph (b) exceed 1% of the amount of such Letter of Credit.

         SECTION 4.6. SUCCESSOR ISSUING BANK. The Issuing Bank may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Issuing Bank pursuant to this Section 4.6. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Issuing Bank, which shall be a Lender or an Eligible Assignee that is another commercial bank or trust company reasonably acceptable to the Borrower organized or licensed under the laws of the United States, or of any State thereof. If no successor Issuing Bank shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Issuing Bank's giving of notice of resignation, then the retiring Issuing Bank may, on behalf of the Lenders, appoint a successor Issuing Bank, which shall be a Lender or shall be an Eligible Assignee that is another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank.

                                    ARTICLE V
                                    GUARANTY

         SECTION 5.1. GUARANTEE OF THE PARENT GUARANTOR. The Parent Guarantor hereby agrees with each Lender and the Administrative Agent as follows:

         (a) THE GUARANTEE. The Parent Guarantor hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Advances made by the Lenders to, and the Notes held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower hereunder, under the Notes or under the other Loan Documents and interest thereon, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Parent Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Parent Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         (b) OBLIGATIONS UNCONDITIONAL. The obligations of the Parent Guarantor under Section 5.1(a) hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the Notes or any other Loan Document or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the defense of payment and performance in full of all of the Guaranteed Obligations), it being the intent of this Section 5.1(b) that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Parent Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement, the Notes or any other Loan Document or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the Notes or any other Loan Document or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender as security for any of the Guaranteed Obligations shall fail to be perfected;

                  (v) any change, restructuring or termination of the corporate structure or existence of the Parent guarantor, the Borrower or any of their respective Subsidiaries; or

                  (vi) any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor, including, without limitation, any right conferred by N.C.G.S. ss. 26-7, et seq.

         The Parent Guarantor, to the maximum extent permitted by law, hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the Notes or any other Loan Document or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         (c) REINSTATEMENT. The obligations of the Parent Guarantor under this
Section 5.1 shall be automatically reinstated in and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         (d) SUBROGATION. The Parent Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments, the Parent Guarantor shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 5.1(a) hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

         (e) REMEDIES. The Parent Guarantor agrees that, as between the Parent Guarantor and the Lenders, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in
Article X hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in Article X hereof) for purposes of
Section 5.1(a) hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Parent Guarantor for purposes of Section 5.1(a) hereof.

         (f) CONTINUING GUARANTEE. The guarantee in this Article V is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                                   ARTICLE VI
                                    PAYMENTS

         SECTION 6.1. PAYMENTS AND COMPUTATIONS.

         (a) The Borrower shall make each payment hereunder and under the other Loan Documents not later than 12:00 noon (Charlotte, North Carolina time) on the day when due in U.S. Dollars to the Administrative Agent's Account, in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable, to the respective Lenders to whom the same are payable, for the account of their respective Lending Offices, in each case to be applied in accordance with the terms of this Agreement. If and to the extent the Administrative Agent shall not have distributed such funds on the same day and the applicable Lender shall not have received such funds on such same day, the Administrative Agent shall forthwith on demand cause to be distributed such funds, together with interest thereon for each day from the date such funds were made available to the Administrative Agent until such funds are distributed to the applicable Lender, at the Federal Funds Rate. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to
Section 12.7, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) Each Loan Party hereby authorizes the Administrative Agent and each Lender, if and to the extent payment owed to the Administrative Agent or such Lender, as the case may be, is not made when due hereunder or under the other Loan Documents (or, in the case of a Lender, under the Note held by such Lender), to charge upon at least one Business Day's prior written notice from time to time against any or all of such Loan Party's accounts with the Administrative Agent or such Lender, as the case may be, any amount so due; provided, however, each Loan Party agrees not to initiate any withdrawals from such account within three Business Days after receipt of such notice.

         (c) All computations of interest, including computations of interest based on the Eurodollar Rate, the Base Rate and any interest on Fixed Rate Competitive Advances, and all computations of fees and other amounts payable hereunder, shall be made by the Administrative Agent on the basis of a year of 360 days. All computations of interest and other amounts payable pursuant to
Section 6.4 shall be made by the Lender claiming such interest or other amount, on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment under any Loan Document shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or Eurodollar Competitive Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance or a Eurodollar Competitive Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment (other than payments deemed to be made pursuant to Section 3.5(e)) is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 6.2. PREPAYMENTS.

         (a) The Borrower shall not have any right to prepay any Revolving Advances, Swing Line Advances or Letter of Credit Advances except in accordance with subsections (b) and (c), below. The Borrower shall not have any right to prepay any Competitive Advance of any Lender except (i) if permitted pursuant to the terms of the Competitive Bid of such Lender and (ii) as required by subsection (c), below.

         (b) The Borrower may, in the case of Fixed Eurodollar Rate Advances, upon at least three Business Day's written notice to the Administrative Agent (such notice being irrevocable) and in the case of Floating Eurodollar Rate Advances and Base Rate Advances, upon notice not later than 11:00 A.M. (Charlotte, North Carolina time) on the first Business Day prior to the proposed prepayment to the Administrative Agent (such notice being irrevocable), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay such Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and, with respect to Fixed Eurodollar Rate Advances, any amounts owing in connection therewith pursuant to Section 6.4(d); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

         (c) If at any time, the aggregate principal amount of Advances outstanding shall exceed the Commitments, the Borrower shall forthwith prepay Advances in a principal amount equal to such excess. All prepayments pursuant to this subsection (c) shall be effected first, from outstanding Swing Line Advances, second, from outstanding Letter of Credit Advances comprising part of the same Borrowing or Borrowings, third from outstanding Revolving Advances comprising part of the same Borrowing or Borrowings, fourth, from outstanding Eurodollar Competitive Advances and fifth, from outstanding Fixed Rate Competitive Advances, and shall be accompanied by payment of accrued interest to the date of such prepayment on the principal amount prepaid and, with respect to Eurodollar Rate Advances (other than Floating Eurodollar Rate Advances), any amounts owing in connection therewith pursuant to Section 6.4(d); provided however, that any Lender holding a Competitive Advance may waive prepayment of such Competitive Advance held by such Lender.

         SECTION 6.3. FEES.

         (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee from the Closing Date until the Termination Date in an amount equal to the product of such Lender's Commitment (whether used or unused) on the day such fee is payable times the Facility Fee Percentage on such day. The facility fee shall be payable in advance on (i) the Closing Date for the period from the Closing Date until December 31, 2000 and
(ii) thereafter quarterly on the last day of December, March, June and September for the next Fiscal Quarter.

         (b) The Borrower further agrees to pay the fees specified in the Fee Letter (without duplication of amounts payable under this Agreement, including amounts under Section 6.3(a) above), together with such other fees as may be separately agreed to by the Borrower and the Administrative Agent.

         SECTION 6.4. YIELD PROTECTION.

         (a) CHANGE IN CIRCUMSTANCES. Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority, charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance or Competitive Advance made by such Lender or any fees or other amounts payable under the Loan Documents (other than changes in respect of taxes imposed on the overall net income of such Lender or its Lending Office by the jurisdiction in which such Lender has its principal office or in which such Lending Office is located or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against Commitments or assets of deposits with or for the account of or credit extended by, such Lender or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the other Loan Documents or Eurodollar Rate Advances or Competitive Advances made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of agreeing to make, making or maintaining any Advance or of agreeing to issue or of issuing or maintaining Letters of Credit or to reduce the amount of any sum received or receivable by such Lender under any Loan Document or under the Notes (whether of principal, interest or otherwise), then the Borrower will pay to such Lender within five days of demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) CAPITAL. If any Lender shall have determined that any change after the date hereof in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any, law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the other Loan Documents, the Commitment of such Lender hereunder or the Advances made by such Lender pursuant hereto or the Letters of Credit issued hereunder, to a level below that which such Lender or such Lender's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), or of increasing or otherwise determining the amount of capital required or expected to be maintained by such Lender or such Lender's holding company based upon the existence of this Agreement, the other Loan Documents, the Commitment of such Lender hereunder, the Advances made by such Lender pursuant hereto, the Letters of Credit issued or to be issued or maintained hereunder and other similar such commitments, agreements or assets, then from time to time the Borrower shall pay to such Lender within five days of demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction or allocable capital cost suffered.

         (c) EURODOLLAR RESERVES. The Borrower shall pay to each Lender upon demand, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to the Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting the Eurodollar Rate for the Interest Period for such Advance from the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower and the Administrative Agent. Each Lender, with respect to itself only, represents and warrants to the Borrower that as of the date of this Agreement, the Eurodollar Reserve Percentage with respect to such Lender is zero (0.0%).

         (d) BREAKAGE INDEMNITY. The Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Borrowing hereunder of Fixed Eurodollar Rate Advances or Competitive Advances the applicable conditions precedent set forth in Section 7.2 or, in the case of the initial Borrowing, Section 7.1, (ii) any failure by the Borrower to borrow any Fixed Eurodollar Rate Advance hereunder after a Notice of Revolving Borrowing has been delivered pursuant to Section 3.1 hereof or to borrow any Competitive Advance hereunder after a Competitive Bid Acceptance in respect thereof has been delivered pursuant to Section 3.3(b)(iv) hereof, (iii) any payment or prepayment of a Fixed Eurodollar Rate Advance or Competitive Advance made to the Borrower required or permitted by any other provision of this Agreement or any other Loan Document or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Fixed Eurodollar Rate Advance or Competitive Advance made to the Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default with respect to the Borrower, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Fixed Eurodollar Rate Advance or Competitive Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of
(A) its cost of obtaining the funds for the Fixed Eurodollar Rate Advance or Competitive Advance being paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be.

         (e) NOTICES. A certificate of each Lender setting forth such Lender's claim for compensation hereunder and the amount necessary to compensate such Lender or its holding company pursuant to subsections (a) through (d) of this Section 6.4 shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay each Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same. The failure of any Lender to provide such notice or to make demand for payment under this Section 6.4 shall not constitute a waiver of such Lender's rights hereunder; provided that such Lender shall not be entitled to demand payment pursuant to subsections (a) through (d) of this
Section 6.4, in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than one year following the later of such Lender's incurrence or sufferance thereof or such Lender's actual knowledge of the event giving rise to such Lender's rights pursuant to such subsections. Each Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any Lender to assert any possible invalidity, or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         (f) CHANGE IN LEGALITY. Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or any Lender who has made a Eurodollar Competitive Advance to maintain such Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance or Eurodollar Competitive Advance, then, by written notice to the Borrower and the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar Rate Advances and Eurodollar Competitive Advances will not thereafter be made by such Lender hereunder, whereupon the right of the Borrower to select Eurodollar Rate Advances for any Borrowing and any Competitive Borrowing consisting of Eurodollar Competitive Advances with respect to such Lender only shall be forthwith suspended until such Lender shall withdraw such notice as provided herein below (it being acknowledged that such affected Lender shall make its pro rata share of any such Advances as Base Rate Advances and the Borrower will pay interest on such Lender's Advances at the Base Rate); and

                  (ii) require that all outstanding Eurodollar Rate Advances and Eurodollar Competitive Advances made by it be repaid or at Borrower's option, Converted to a Base Rate Advance as of the effective date of such notice as provided herein below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrower and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such withdrawing notice from such Lender, the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Borrower under this subsection (f), such Lender shall use reasonable efforts to change the jurisdiction of its Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Any notice to the

Borrower by any Lender shall be effective as to each Eurodollar Rate Advance and Eurodollar Competitive Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance or Eurodollar Competitive Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrower and the Administrative Agent.

         (g) MARKET RATE DISRUPTIONS. If the Majority Lenders shall notify, the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances, the right of the Borrower to select or receive Eurodollar Rate Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the Administrative Agent each requested Borrowing of Eurodollar Rate Advances hereunder shall be deemed to be a request for Base Rate Advances.

         SECTION 6.5. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any proceeds received by assignments or sales of participation in accordance with Section 12.7 hereof to a Person that is not an Affiliate of the Borrower) on account of the Advances owing to it (other than pursuant to Section 6.4 hereof) in excess of its ratable share (as determined for purposes of this Section 6.5 by dividing the amount of outstanding Advances owing to such Lender by the aggregate amount of Advances outstanding to all Lenders) of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to each such Lender's ratable share (according to the proportion of the amount of such Lender's required repayment to the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 6.5 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this Section 6.5, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with
Section 6.1(a).

         SECTION 6.6. TAXES.

         (a) All payments by or on behalf of the Borrower under any Loan Document shall be made in accordance with Section 6.1, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by the Borrower under any Loan Document or from the execution, delivery, or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower hereby indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.6) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A Lender's claim for such indemnification shall be set forth in a certificate of such Lender setting forth in reasonable detail the amount necessary to indemnify such Lender pursuant to this subsection (c) and shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay each Lender directly the amount shown as due on any such certificate within 30 days after the receipt of same. If any Taxes or Other Taxes for which a Lender or the Administrative Agent has received payments from the Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Lender or the Administrative Agent, such Lender or the Administrative Agent, as the case may be, shall promptly forward to the Borrower any such refunded amount. The Borrower's, the Administrative Agent's and each Lender's obligations under this
Section 6.6 shall survive the payment in full of the Advances.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Each Lender that is not incorporated under the laws of the United States of America or any state thereof shall, on or prior to the date it becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the "CODE"), or treasury regulations issued pursuant thereto, including Internal Revenue Service Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1 or Section 1.1441-6 or any subsequent version thereof, properly completed and duly executed by such Lender establishing that it is (i) not subject to withholding under the Code or (ii) totally exempt from United States of America tax under a provision of an applicable tax treaty. Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in its Lending Office and shall deliver to the Borrower and the Administrative Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Each Lender will use good faith efforts to apprise the Borrower and the Administrative Agent as promptly as practicable of any impending change in its tax status that would give rise to any obligation by the Borrower to pay any additional amounts pursuant to this Section 6.6. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under the Loan Documents are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States of America. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this Section 6.6, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

         (f) Any Lender claiming any additional amounts payable pursuant to this
Section 6.6 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         SECTION 7.1. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

         (a) The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender (except for the Notes):

                  (i) Counterparts of this Agreement, duly executed by the Borrower and the Guarantor.

                  (ii) Revolving Notes of the Borrower, duly made to the order of each Lender in the amount of such Lender's Commitment.

                  (iii) Competitive Notes of the Borrower, duly made to the order of each Lender in the amount of such Lender's Commitment.

                  (iv) The Swing Line Note of the Borrower, duly made to the order of the Swingline Lender in the amount set forth in Section 3.2(b)(i)(A) of this Agreement.

                  (v) A certificate from the Vice President - Finance of the Parent Guarantor certifying that, after giving effect to the transactions contemplated by the Loan Documents, the Parent Guarantor and the Borrower are each Solvent on the Closing Date.

                  (vi) A certificate of the Secretary or Assistant Secretary of the Parent Guarantor certifying:

                           (A) the names and true signatures of the officers of
                  the Parent Guarantor authorized to sign the Loan Documents on behalf of the Parent Guarantor and the Borrower and the other documents to be delivered by the Parent Guarantor and the Borrower hereunder;

                           (B) that attached thereto are true and correct copies
                  of: (1) the Formation Documents of each of the Borrower and the Parent Guarantor, (2) the resolutions of the Parent Guarantor's board of directors and the necessary consents of the Borrower's partners, in each case, approving the Loan Documents to which each is a party; and (3) all other documents evidencing other necessary corporate or other action, if any, with respect to the execution, delivery, and performance by the Parent Guarantor and the Borrower of the Loan Documents to which each is a party; and

                           (C) that the resolutions or consents, as the case may
                  be, referred to in the foregoing clause (B)(2) have not been modified, revoked or rescinded and are in full force and effect on such date.

                  (vii) A certificate signed by the Vice President - Finance of the Parent Guarantor certifying as to:

                           (A) the delivery to each of the Lenders, prior to the
                  Closing Date, of true, correct and complete copies (other than exhibits thereto) of all of the Disclosure Documents; and

                           (B) the absence of any material adverse change in the
                  business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent Guarantor, the Borrower or the Parent Guarantor and its Subsidiaries taken as a whole since June 30, 2000, except as disclosed in the Disclosure Documents.

                  (viii) A certificate of a duly authorized officer of the Parent Guarantor stating that the representations and warranties contained in Section 8.1 of this Agreement of each of the Borrower and the Parent Guarantor are correct, in all material respects, on and as of the Closing Date before and after giving effect to the Advances and issuances to be made on such date and the application of the proceeds thereof, and no event has occurred and is continuing which constitutes an Event of Default or Unmatured Default, or would result from such initial Advances or issuances or the application of the proceeds thereof.

                  (ix) A certificate(s) issued by the appropriate tax departments or agencies of North Carolina and Delaware with respect to the Borrower and North Carolina and Maryland with respect to the Parent Guarantor, to the effect that the Borrower and the Parent Guarantor, as applicable, have paid all income, sales and applicable taxes.

                  (x) A certificate issued by the offices of the Secretary of State of the state of the Borrower's and the Parent Guarantor's formation to the effect that each is legally existing and in good standing under the laws of such state.

                  (xi) Certificates issued by the office of the Secretary of State of North Carolina and Delaware with respect to the Borrower, and North Carolina and Maryland with respect to the Parent Guarantor, to the effect that such entities are duly qualified and in good standing under the laws of such states.

                  (xii) Favorable opinions of:

                           (A) Goodwin, Procter & Hoar LLP, counsel to the Loan
                  Parties, in substantially the form of Exhibit 7.1A hereto and as to each other matters as the Administrative Agent may reasonably request; and

                           (B) Kennedy, Covington, Lobdell, & Hickman LLP,
                  Special North Carolina counsel to the Loan Parties, in substantially the form of Exhibit 7.1B hereto and as to each other matters as the Administrative Agent may reasonably request.

                  (xiii) Such financial, business and other information regarding each Loan Party, and its Subsidiaries, as the Administrative Agent shall have reasonably requested.

         (b) The Commitments (as defined in the Prior Agreement) of the Departing Lender shall have been assigned to and assumed by the Lenders.

         (c) All fees and other amounts payable pursuant to Section 6.3 hereof or pursuant to the Fee Letter shall have been paid (to the extent then due and payable).

         (d) The Administrative Agent shall have received such other approvals, opinions and documents as the Majority Lenders, through the Administrative Agent, shall have reasonably requested as to the legality, validity, binding effect or enforceability of the Loan Documents or the financial condition, operations, properties or prospects of each Loan Party and their respective Principal Subsidiaries.

         SECTION 7.2. CONDITIONS PRECEDENT TO CERTAIN ADVANCES AND EACH ISSUANCE. The obligation of any Lender to make any Revolving Advance that would increase the aggregate principal amount of Advances made by the Lenders (as determined immediately prior to and after giving effect to the making of such Revolving Advance), including the initial Revolving Advance, or to make any Swing Line Advance or Competitive Advance or to issue any Letter of Credit, that would increase the aggregate principal amount of Advances made by the Lenders (as determined immediately prior to and after giving effect to the making of such Revolving Advance) shall be subject to the conditions precedent that, on the date of such Revolving

Advance, Swing Line Advance or Competitive Advance or issuance of any Letter of Credit and after giving effect thereto:

         (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Borrowing, Notice of Swing Line Borrowing, Competitive Bid Request or Notice of Issuance with respect to such Advance or issuance and the acceptance of the proceeds of such Advance or of such Letter of Credit without prior correction by or on behalf of the Borrower shall constitute a representation and warranty by the Borrower that (on the date of such Advance or issuance such statements are true):

                  (i) the representations and warranties of the Borrower contained in each Loan Document are correct, in all material respects (subject to the last grammatical paragraph in Article VIII), on and as of the date of such Advance or issuance, before and after giving effect to such Advance or issuance, as the case may be, and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (ii) no Event of Default or Unmatured Default has occurred and is continuing or would result from such Advance or issuance or from the application of the proceeds thereof.

         (b) The Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender may reasonably and customarily request through the Administrative Agent as to the legality, validity, binding effect or enforceability of any Loan Document.

         SECTION 7.3. RELIANCE ON CERTIFICATES. The Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of the Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on behalf of the Borrower and, in all cases, the Lenders and the Administrative Agent may rely on the information set forth in any such certificate.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

         SECTION 8.1. REPRESENTATIONS AND WARRANTIES. Each Loan Party represents and warrants that:

         (a) EXISTENCE. (i) The Parent Guarantor, the Borrower and (to the extent noncompliance would have a Material Adverse Effect) its Subsidiaries are each a corporation, limited partnership or limited liability company, in each case, duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, as the case may be; has the requisite corporate or other power and authority to own its property and assets and to carry on its business as now conducted, and is qualified to do business in every jurisdiction in which the properties and assets owned, leased or operated by it, or of the nature of the business conducted by it, make such qualification necessary and required, except where the failure to so quality would not have a Material Adverse Effect; (ii) the Parent Guarantor is a self-directed, self-managed REIT; and (iii) the Parent Guarantor is the sole general partner of the Borrower.

         (b) AUTHORITY. The execution, delivery, and performance of this Agreement, the Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated, the fulfillment of and compliance with the terms and provisions hereof and thereof have been duly authorized by all necessary, corporate or other action of each Loan Party, and is within their respective corporate or other power and will not result in a violation of the Formation Documents of any Loan Party.

         (c) BINDING OBLIGATIONS. This Agreement, the Notes and the other Loan Documents constitute the legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy or general principles of equity.

         (d) NONCONTRAVENTION. The execution, delivery and performance by the Loan Parties of this Agreement, the Notes and the other Loan Documents will not
(i) violate any existing law, ordinance, rule, regulation or order of any Federal, state or local governmental body, instrumentality or agency in any manner that would have a Material Adverse Effect, (ii) result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, document, or instrument to which such Loan Party is a party or by which such Loan Party or any of their respective properties or assets are bound in any manner that would have a Material Adverse Effect or
(iii) result in or require the imposition of any Liens on any of their respective properties or assets except for Liens permitted pursuant to Section 9.2(a).

         (e) NO CONSENTS; GOVERNMENTAL APPROVALS. The execution, delivery and performance of this Agreement, the Notes and the Loan Documents does not require any approval, consent or waiver under any material agreement, document, or instrument to which any Loan Party is a party or by which any Loan Party, Subsidiary, or their respective properties or assets may be bound or effected other than any approval, consent or waiver which has previously been obtained or which the failure to obtain would not have a Material Adverse Effect. No Governmental Approval is required in connection with the transactions contemplated by this Agreement, the Notes or the other Loan Documents.

         (f) CAPITALIZATION. The outstanding shares of capital stock or other equity interests of each Loan Party have been duly issued and are fully-paid and non-assessable. Except as set forth in the Disclosure Documents, as of the Closing Date there are outstanding no options, warrants or other securities exercisable or exchangeable for or convertible into shares of capital stock of the Parent Guarantor. Set forth on Schedule III hereto is a true and correct list as of the Closing Date of each direct and indirect Subsidiary and Unconsolidated Joint Venture of each of the Borrower and the Parent Guarantor, and such schedule sets forth each such Subsidiary's and Unconsolidated Joint Venture's correct legal name, its jurisdiction of formation, the Persons holding equity interests in such Person and their respective percentage equity or voting interest in such Person.

         (g) STATUTORY COMPLIANCE. Each Loan Party and each of their respective Affiliates is in compliance with all laws, ordinances, rules, regulations and orders of all Federal, state or local governmental bodies, instrumentalities or agencies applicable to it, its properties and assets and the business conducted by it, including, without limitation, (i) with respect to the Parent Guarantor only, the provisions of the Code (Sections 856 through 860) relating to the organization of REITs and their qualification and maintenance as such, (ii) all SEC and state "blue sky" laws, (iii) ERISA, and (iv) all Environmental Laws, except where noncompliance would not have a Material Adverse Effect.

         (h) LITIGATION. There are no actions, suits, proceedings or other litigation by or before any Federal, state or local governmental body, instrumentality or agency or any arbitration or alternate dispute resolution proceeding, pending or, to the knowledge of the Borrower or any of its officers, threatened against any Loan Party, or any Affiliate or their respective properties or assets, which if adversely determined, would, together with all other such litigation and proceedings if similarly determined, have a Material Adverse Effect.

         (i) PERMITS. Each Loan Party possesses all necessary or required permits, authorizations, licenses, approvals, waivers and consents, without unusual restrictions or limitations, the failure of which to possess would have a Material Adverse Effect, all of which are in full force and effect. Each Affiliate of the Borrower possesses all permits, authorizations, licenses, approvals, waivers and consents, without unusual restrictions or limitations, the failure of which to possess would have a Material Adverse Effect.

         (j) SOLVENCY. Each Loan Party is currently Solvent and is not contemplating either the filing of a petition by it under any Federal or state bankruptcy or insolvency law or the liquidating of all or a major portion of its properties and assets, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Loan Party.

         (k) FINANCIAL STATEMENTS.

                  (i) (A) The consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Parent Guarantor and its Subsidiaries for the Fiscal Year then ended, together with the opinion thereon of the Parent Guarantor's accountants included in the Parent Guarantor's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, and the unaudited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at June 30, 2000, and the related unaudited consolidated statements of income, retained earnings and cash flows for the six-month period then ended, copies of each of which have been furnished to each Lender, fairly present (subject, in the case of such balance sheets and statements of income for the six months ended June 30, 2000, to year-end adjustments) the financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the results of operation of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied;

                           (B) Since June 30, 2000, there has been no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of the Parent Guarantor and its Subsidiaries taken as a whole; and

                           (C) The Parent Guarantor has no material liabilities or obligations except as reflected in the foregoing financial statements, as evidenced by the Loan Documents and as may be incurred, in accordance with the terms of this Agreement, in the ordinary course of business (as presently conducted) following the date of this Agreement.

                  (ii) (A) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, together with the opinion thereon of the Borrower's accountants for the Fiscal Year ended December 31, 1999, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2000, and the related unaudited consolidated statements of income, retained earnings and cash flows for the six-month period then ended, copies of each of which have been furnished to each Lender, fairly present (subject, in the case of such balance sheets and statements of income for the six months ended June 30, 2000, to year-end adjustments) the financial condition of the Borrower and its Subsidiaries as at such dates and the results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied;

                           (B) Since June 30, 2000, there has been no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole; and

                           (C) The Borrower has no material liabilities or obligations except as reflected in the foregoing financial statements, as evidenced by the Loan Documents and as may be incurred, in accordance with the terms of this Agreement, in the ordinary course of business (as presently conducted) following the date of this Agreement.

         (l) INDEBTEDNESS. Schedule IV is, as of the Closing Date, a complete and correct listing of all Debt of the Parent Guarantor and its Subsidiaries, including all guaranties of the Parent Guarantor and its Subsidiaries and all letters of credit and acceptance facilities extended to the compliance with all of the terms of such Debt and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Debt other than defaults or events of defaults that (i) would not constitute an Event of Default under Section 10.1 or (ii) would not have a Material Adverse Effect.

         (m) MATERIAL CONTRACTS. Schedule V is a true, correct and complete listing of all Material Contracts as of the Closing Date. Each of the Loan Parties and their respective Subsidiaries that are parties to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materials, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Material Contract other than defaults or events of



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

defaults that (i) would not constitute an Event of Default under Section 10.1 or
(ii) would not have a Material Adverse Effect.

         (n) INVESTMENT COMPANY ACT; ETC. No Loan Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80(a)(1) et seq.). The making of the Advances and issuances of the Letters of Credit, the application of the proceeds and repayment thereof by the Borrower and the performance of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. No Loan Party owns any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System. None of the proceeds of the Advances or Letters of Credit will be used, or have been used, directly or indirectly, for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute any of the Advances a "Purpose Credit" within the meaning of said Regulation U or Regulations G or X of the Federal Reserve Board. No Loan Party will take, or permit any Person acting on its behalf to take, any action which might cause the Loan Documents to violate any regulation of the Federal Reserve Board.

         (o) TAXES. Each Loan Party and its Affiliates have filed all tax returns and reports required to be filed by them with any and all Federal, state or local governmental bodies, instrumentalities or agencies and has paid in full, or made adequate provisions or established adequate reserves for, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports.

         (p) DEFAULTS. No Event of Default and no Unmatured Default has occurred and/or is continuing.

         (q) ENVIRONMENTAL PROTECTION.

                  (i) The business operations and Properties of each Loan Party and all its Affiliates comply and have at all times complied in all material respects with all Environmental Laws;

                  (ii) Neither any Loan Party nor any of its Affiliates has received (i) any notice or claim of any violation of or liability under Environmental Law or to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (ii) any letter or request for information under CERCLA or any other Environmental Laws, and the operations of any Loan Party and its Affiliates are not the subject of any investigation by a Federal, state or local governmental instrumentality, body or agency evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material, or of any lawsuit or claim, or threatened lawsuit or claim, arising under or related to any Environmental Law;

                  (iii) Each Loan Party and each of its Affiliates is not and their respective properties, assets and operations are not subject to any outstanding written order, agreement, injunction, directive or notice with or by any Federal, state or local governmental instrumentality, body or agency or private party respecting any Environmental Laws;

                  (iv) Neither any Loan Party nor any of its Affiliates has filed any notice under any Environmental Law indicating past or present presence, release, treatment or disposal of Hazardous Materials;

                  (v) No condition exists, and no event has occurred, with respect to any of the Loan Parties or Affiliates or the Properties which, with the passing of time or the giving of notice or both, would
         (i) constitute a material violation of any Environmental Laws or (ii) otherwise give rise to costs, liabilities or obligations under any Environmental Laws or (iii) to the need for investigation or corrective action that, in the case of subsections (ii) and (iii) above, would reasonably likely have a Material Adverse Effect;

                  (vi) Except as set forth on Schedule VI as of the Closing Date none of the Properties, including any improvements thereon, contain any
         (i) Hazardous Materials; (ii) septic tanks; (iii) underground injection or monitoring wells; or (v) underground storage tanks;

                  (vii) None of the Loan Parties or Affiliates have agreed to assume, defend, undertake, guarantee, or provide indemnification for any liability, including without limitation any obligation for corrective or remedial action, of any other person under any Environmental Laws for environmental matters or conditions;

                  (viii) None of the Loan Parties or Affiliates have transported or disposed, of, or arranged for the transportation or disposal of, any Hazardous Material to any location whatsoever, including without limitation any location (i) which is listed on the National Priorities List or the CERCLA list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) which is listed on any similar federal, state, or local list, (iii) which is or may become the subject of federal, state, or local enforcement action or other investigation; or (iv) about which any of the Loan Parties or Affiliates have received or have reason to expect that they would receive a Potentially Responsible Party notice or similar notice under any Environmental Law;

                  (ix) None of the Properties is listed on the National Priorities List, the CERCLA list or any similar federal, state, or local list; and

                  (x) No Hazardous Material exists on, under or about any of the Properties, real or personal, in a manner that could be reasonably expected to give rise to any claim or suit against any Loan Party or any Affiliate, and neither any Loan Party nor any Affiliate has filed any notice or report of a Release of any Hazardous Materials that could give rise to any such claim or suit against the Borrower or any Affiliate.

         (r) TITLE TO PROPERTIES. Each Loan Party and its Affiliates has good and marketable title (except to the extent the same would not have a Material Adverse Effect) to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 8.1(k) free from all Liens other than Permitted Liens and Liens permitted pursuant to Section 9.2(a) hereof. Each Loan Party and each of its Affiliates possesses all trademarks, service marks, trade names, trade service styles, copyrights and patents that may be necessary to own its properties and assets and to conduct its business as it is presently conducted or as it intends to conduct such business hereafter without any infringement or conflict with the rights of any other Person or any applicable law (except to the extent the same would not have a Material Adverse Effect).

         (s) ERISA.

                  (i) No ERISA Plan Termination Event has occurred nor is reasonably expected to occur with respect to any ERISA Plan which would materially adversely affect the financial condition, properties, prospects or operations of the Borrower and its Subsidiaries taken as a whole, except as disclosed to the Lenders and consented to by the Majority Lenders in writing. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of each such ERISA Plan (Form 5500 Series), there has been no material adverse change in the funding status of the ERISA Plans referred to therein, and no "prohibited transaction" (as defined in ERISA) has occurred with respect thereto that, singly or in the aggregate with all other "prohibited transactions" and after giving effect to all likely consequences thereof, would be reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan, except as disclosed to and consented by the Majority Lenders in writing.

                  (ii) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

         (t) LABOR RELATIONS. No Loan Party is a party to any collective bargaining or other agreement with any union and there are no material grievances, disputes or controversies with any union or other organization of employees, or threats of strikes, work stoppages or demands by any union or such other organization, which would have a Material Adverse Effect.

         (u) NYSE LISTING. The Parent Guarantor's common stock is duly listed on the NYSE and the Parent Guarantor's has timely filed all reports required to be filed by it with the NYSE.

         (v) BROKERS. No broker or finder has brought about the obtaining, making or closing of, and no broker's or finder's fees or commissions will be payable by any Loan Party to any Person in connection with, the transactions contemplated by the Loan Documents, and each Loan Party shall indemnify and hold the Administrative Agent and the Lenders harmless from and against any and all cost, claim, liability, damage or expense (including but not limited to reasonable attorneys' fees) in connection therewith.

         (w) FINANCIAL INFORMATION. No exhibit, schedule, report or other written information provided by or on behalf of the Loan Parties or its agents to the Administrative Agent or the Lenders in connection with the negotiation, execution and closing of the Loan Documents knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

         A breach of any of the representations and warranties contained in this
Article VIII with respect to a Property or any Person (other than the Borrower, any Material Borrower Subsidiary and the Parent Guarantor, but only to the extent such representations and warranty relates to such Borrower, Material Borrower Subsidiary or Parent Guarantor and not to their respective Properties) shall, if applicable, disqualify such Property (or the Property owned by such Person) from being a Property included in the definitions of either Eligible Stabilized Unencumbered Property or Eligible Unstabilized Unencumbered Property for so long as such breach continues (unless otherwise approved by the Majority Lenders) but shall not constitute an Unmatured Default or an Event of Default or be the basis of an Event of Default (unless such breach or the disqualification of such Property results in an Unmatured Default or Event of Default under
Section 9.3 or an Event of Default under Section 10.1 of this Agreement). Notwithstanding, anything to the contrary set forth above, if any such breach would be reasonably likely to have a Material Adverse Effect, such breach shall constitute an Unmatured Default or Event of Default, as the case may be.

                                   ARTICLE IX
                 COVENANTS OF THE BORROWER AND PARENT GUARANTOR

         SECTION 9.1. AFFIRMATIVE COVENANTS. On and after the Closing Date, so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and the Parent Guarantor, jointly and severally, shall, and shall cause each of their respective Subsidiaries to, unless the Majority Lenders shall otherwise consent in writing:

         (a) PRESERVATION OF EXISTENCE, ETC. Preserve and maintain its existence, corporate or otherwise, material rights (statutory and otherwise) and franchises except where the failure to maintain and preserve such rights and franchises would not have a Materially Adverse Effect; and maintain the primary business of the Borrower and its Affiliates to be the acquisition, renovation, construction, management and/or development of multi-family apartment properties in the United States and activities incidental thereto.

         (b) PRESERVATION OF PROPERTIES; LOCATION OF PROPERTIES. (i) Preserve and maintain each of its Properties in good repair, working order and operating condition consistent with a first class apartment project, normal wear and tear excepted, and the Borrower shall immediately notify the Administrative Agent of any event causing material loss or unusual depreciation in the value of any Property and (ii) locate each of its Properties within the continental United States.

         (c) REIT STATUS. Maintain the qualification of the Parent Guarantor as a REIT for federal income tax purposes.

         (d) HAZARD AND LIABILITY INSURANCE.

                  (i) Keep each Property insured against fire and other hazards (so-called "ALL RISK COVERAGE") to the same extent and covering such risks as is customary and prudent for a business of similar size of the same type and nature for similar business, but in no event in an aggregate amount less than the full replacement value thereof; maintain public liability coverage against claims for personal injuries or death, business interruption, worker's compensation, employment or similar insurance with coverage and in amounts customary and prudent for a business of similar size of the same type and nature and as may be required by applicable law.

                  (ii) Maintain (a) All Risk Coverage written on a builder's risk, completed value, non-reporting form; (b) flood insurance if the improvements are located in any federally designated "special hazard area"; (c) commercial general liability insurance and owner's contingent or protective liability insurance; (d) employer's liability insurance; (e) umbrella liability insurance; (f) rent loss, insurance and (g) workmen's compensation insurance.

                  (iii) In the event of any loss or damage in excess of $500,000 to any Property, give immediate written notice to the Administrative Agent and to its insurers of such loss or damage and shall promptly file proof of loss with the insurers.

         (e) TAXES AND OTHER ASSESSMENTS. Pay and discharge, and maintain adequate reserves for the payment and discharge of, all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become a Lien against any Loan Party, any of their respective Affiliates or their respective properties and assets, except liabilities which are being contested in a Good Faith Contest or which if not so paid or contested would not have a Material Adverse Effect; file, and cause each of their respective Subsidiaries to file all federal, state and local tax returns and other reports required by law to file; promptly notify or cause notice to be given to the Administrative Agent of any pending or future audits of any Loan Party's or any of their respective Subsidiaries income, sales or other tax returns by the Internal Revenue Service or by any state in which such person conducts business operations and the results of each such audit.

         (f) MAINTENANCE OF BOOKS AND RECORDS. Keep adequate books and records of account, in which true and complete entries will be made reflecting all of such Persons business and financial transactions, and such entries will be made in accordance with GAAP including the maintenance of adequate reserves for depreciation of property, if such reserves are required by GAAP.

         (g) INSPECTION. Permit the Administrative Agent, the Lenders and their respective designees, at any time during normal business hours and upon reasonable prior notice (or if an Event of Default shall have occurred and is continuing, at any time and without prior notice), to (i) subject to reasonable rights of tenants, visit and inspect the properties and assets of each Loan Party and their respective Affiliates (including any Property); (ii) examine and make copies of and take abstracts from the book and records of each Loan Party and their respective Affiliates; and (iii) discuss the affairs, finances and accounts of each Loan Party and their respective Affiliates with their respective appropriate officers, employees and accountants; and cooperate and assist in such inspections, including furnishing all plans, shop drawings and specifications in any Loan Party's or any Affiliate's possession relating to the improvements.

         (h) MAINTENANCE OF PERMITS. Obtain and/or maintain in full force and effect all material permits, authorizations, licenses, approvals, waivers and consents which it presently possesses and are advisable to maintain or which may become necessary in the future to conduct its business operations and operate the Properties, except to the extent that the failure to so obtain or maintain would not have a Material Adverse Effect.

         (i) USE OF PROCEEDS. Use the proceeds of the Advances and request the issuances of Letters of Credit, solely for the purposes set forth in Section 2.4.

         (j) PAYMENT OF INDEBTEDNESS. Promptly pay and discharge, when due and payable (or within applicable grace periods) all Debt due to any Person, except when the amount thereof is being contested in a Good Faith Contest, or which, if not so paid, would not have a Material Adverse Effect or constitute an Event of Default under Section 10.1.

         (k) COMPLIANCE WITH LAWS AND MATERIAL CONTRACT. Comply, with (i) the requirements of all applicable laws, including, Environmental Laws, ordinances, rules, regulations and orders of any Governmental Authority,, and (ii) all terms and conditions of all Material Contracts to which any Loan Party or Subsidiary is a party, except in each case if such non compliance shall not have a Material Adverse Effect.

         (l) ERISA. Make prompt payments of contributions required to meet the minimum funding standards set forth under ERISA with respect to each and every ERISA Plan and, promptly after the filing thereof, furnish to the Administrative Agent copies of each annual report required to be filed under ERISA in connection with each and every Plan for each and every Plan year.

         (m) COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (i) Promptly advise the Administrative Agent in writing and in reasonable detail of (1) any material violation of or material liability arising under any Environmental Law; (2) any presence, Release or threatened Release of any Hazardous Material on any of the Properties; (3) any and all written communications with respect to claims or suits under such laws or any presence, Release or threatened Release of Hazardous Materials; (4) any remedial action taken by any Loan Party, any Affiliate of any Loan Party or any other Person in response to any Hazardous Materials on, under or about the properties or assets of any Loan Party or any Affiliate of any Loan Party; (5) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Loan Party or any Affiliate's business premises that could reasonably be expected to cause such premises or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws and (6) any notice, claim or request for information from any Federal, state or local governmental authority, instrumentality or agency, or any other Person, that indicates such authority, instrumentality, agency or Person is claiming that or investigating whether any Loan Party or any Affiliate may be potentially responsible for a Release or threatened Release of Hazardous Materials or for any other violation of or liability arising under any Environmental Law.

                  (ii) Provide, at its own expense, copies of such documents or information as the Administrative Agent may reasonably request in relation to any matters disclosed pursuant, to this Section 9.1 (m).

                  (iii) Comply in all material respects with all Environmental Laws and establish and maintain policies and procedures to ensure and monitor continued compliance with all Environmental Laws; promptly take any and all necessary investigative, removal and remedial action in connection with the presence, storage, use, disposal, transportation, Release or threatened Release of any Hazardous Materials on, under or about any of the Properties. If any Loan Party or any Affiliate undertakes any remedial action with respect to any Hazardous Materials on, under or about business premises, such Loan Party and such Affiliate shall conduct and complete such remedial action in compliance with the policies, orders and directives of any and all applicable Federal, state and local governmental authorities, instrumentalities or agencies except when and only to the extent that such Loan Party's or such Affiliate's liability for such presence storage, use, disposal, transportation or discharge of any Hazardous Material is contested in a Good Faith Contest, or if such liability would not have a Material Adverse Effect.

         (n) NYSE LISTING. Cause Parent Guarantor's common stock to be duly listed on the NYSE at all times and timely file all reports required to be filed with the NYSE.

         (o) NOTIFICATION OF SIGNIFICANT TRANSACTIONS. Promptly notify the Administrative Agent the sale(s) or other disposition(s) of Properties of value aggregating to $25,000,000 or more in any given Fiscal Year.

         (p) SUBSIDIARY GUARANTY.

                  (i) Cause each Subsidiary, which Borrower elects to become a Subsidiary Guarantor (and is acceptable to the Administrative Agent) to promptly deliver to the Administrative Agent a duly executed Subsidiary Guaranty, together with such opinions, including, without limitation, opinion of legal counsel, and certificates that the Administrative Agent may reasonably request.

                  (ii) Cause each Material Parent Guarantor Subsidiary which has incurred or otherwise holds Unsecured Total Funded Debt, to, within 15 days of the earlier of (a) the incurrence of such Unsecured Total Funded Debt and (b) the date on which such Material Parent Guarantor Subsidiary becomes a Material Parent Guarantor Subsidiary as determined by the Parent Guarantor's most recent financial statements, deliver to the Administrative Agent a duly executed Subsidiary Guaranty, together with such opinions, including, without limitation, opinion of legal counsel, and certificates that the Administrative Agent may reasonably request.

         (q) FURTHER ASSURANCES. Promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that any Lender through the

Administrative Agent may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Loan Documents.

         SECTION 9.2. NEGATIVE COVENANTS. On and after the Closing Date, and so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and the Guarantor shall not, and shall not permit any of their respective Subsidiaries to, without the written consent of the Majority
Lenders:

         (a) LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS.

                  (i) Create, assume, or incur, or permit any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, an Unmatured Default or Event of Default is or would be in existence;

                  (ii) Enter into, assume or otherwise be bound by, or permit any Subsidiary to enter into, assume or otherwise be bound by, any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, but only if and to the extent that, if such agreement was deemed to be a Lien, an Unmatured Default would exist under Section 9.3 or an Event of Default would exist under Section 10.1; and

                  (iii) Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (a) pay Dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any other Subsidiary of the Borrower; (b) pay any Debt owed to the Borrower or any other Subsidiary; (c) make loans or advances to the Borrower or any other Subsidiary; or (d) transfer any of its property or assets to the Borrower or any other Subsidiary.

         (b) DIVIDENDS. Pay Dividends on any class of its capital stock or equity interests, as applicable, and make any other distribution or payment on account of or in redemption, retirement or purchase of such, capital stock or equity interest; provided, however, so long as no Event of Default has occurred and is continuing under Section 10.1(a) hereof, (a) each of the Parent Guarantor and the Borrower may pay Dividends in respect of its preferred equity and (b) each of the Borrower and the Parent Guarantor may pay Dividends (excluding from such calculation Dividends in respect of the Parent Guarantors' and the Borrower's preferred equity) as long as such Dividends in any Fiscal Year do not exceed 90% of the Consolidated Funds From Operations of the Parent Guarantor for such Fiscal Year, or such greater amount as may be required to maintain REIT status.

         (c) ERISA. (i) Engage in any "prohibited transaction" (as defined in ERISA or in Section 4975 of the Code); (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived; (iii) terminate any Plan in a manner that could result in the imposition of an Lien on the Property and assets of any Loan Party or any of their respective Affiliates pursuant to Section 4068 of ERISA; or (iv) adopt, become a sponsor of, or


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

contribute to (or have any ERISA Affiliate adopt, become a sponsor of, or contribute to) any ERISA Plan or ERISA Multiemployer Plan.

         (d) COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) Use any of the Properties or any portion thereof for the disposal of any Hazardous Materials; (b) cause or permit to be located on any of the Properties any underground tank or other underground storage receptacle for Hazardous Materials (except only any such underground tank or receptacle as is listed on Schedule VI as of the Closing Date which shall, in all events, remain in compliance with all applicable Environmental Laws); (c) handle, process, store or generate any Hazardous Material on any of the Properties, except as necessary for the ordinary operation of their respective business and in compliance with all applicable Environmental Laws; (d) conduct any activity at any Properties or use any Properties in any manner so as to cause a Release or threatened Release of Hazardous Materials on, upon or in the Properties except as may be allowed by any permit issued by an appropriate Governmental Authority and in compliance with all applicable Environmental Laws; or (e) otherwise conduct its business operations in a manner that would result in a violation of any Environmental Law or bring such Properties into violation of any Environmental Law which could have a Material Adverse Effect.

         (e) NO MERGERS OR CONSOLIDATIONS. Neither the Borrower nor the Parent Guarantor shall enter into any transaction of merger, consolidation, acquisition or disposition of all or substantially all of the assets of any Person (including, without limitation, the Borrower or the Parent Guarantor) without the prior written consent of the Majority Lenders unless (a)(i) the Borrower or the Parent Guarantor is the surviving entity in the transaction of merger, acquisition or consolidation, as applicable, (ii) it is the acquisition of a majority interest of all equity interests in an entity whose sole asset is a property (or properties) the direct acquisition of which would not be prohibited under this Agreement, or (iii) the merger or consolidation is with a wholly-owned Subsidiary of the Borrower or the Parent Guarantor; provided however, the Borrower or the Parent Guarantor must be the surviving entity in any merger or consolidation involving either of them, and (b) both before and after giving effect to the transaction, there exists no Event of Default or Unmatured Default.

         (f) NO ADDITIONAL RECOURSE DEBT. Incur any Debt secured by a Lien on any Property pursuant to which any creditor shall have recourse against the Borrower or the Parent Guarantor in excess of 10% of the aggregate outstanding amount of Debt at any time.

         (g) ACCOUNTING CHANGES. Make any change in its accounting policies or reporting practices except as required or permitted by the Securities and Exchange Commission, the Financial Accounting Standards Board or any other generally recognized accounting authority.

         (h) TRANSACTIONS WITH AFFILIATES. Not engage in any transaction with any Affiliate except on terms no less favorable to the Borrower, the Guarantor or Affiliate, as the case may be, than if the transaction had been negotiated in good faith on an arms-length basis with a non-Affiliate and on commercially reasonable terms or pursuant to a binding agreement in effect on the Closing Date (except for construction and management loans with Summit Management Company and Summit Apartment Builders, Inc.).


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

         SECTION 9.3. FINANCIAL COVENANTS. On and after the Closing Date, so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and the Parent Guarantor shall, unless the Majority Lenders shall otherwise consent in writing:

         (a) TOTAL FUNDED DEBT TO IMPLIED CAPITALIZATION VALUE. Maintain at the end of each Fiscal Quarter a ratio of Consolidated Total Funded Debt of the Parent Guarantor to the Consolidated Implied Capitalization Value of the Parent Guarantor of less than 0.55:1.0.

         (b) FIXED CHARGE COVERAGE. Maintain at the end of each Fiscal Quarter a ratio of Consolidated EBITDA of the Parent Guarantor for the period of four consecutive Fiscal Quarters then ending to Consolidated Fixed Charges of the Parent Guarantor for the period of four consecutive Fiscal Quarters then ending of not less than 1.75:1.0.

         (c) SECURED TOTAL FUNDED DEBT TO IMPLIED CAPITALIZATION VALUE. Maintain at the end of each Fiscal Quarter a ratio of Consolidated Secured Total Funded Debt of the Parent Guarantor to Consolidated Implied Capitalization Value of the Parent Guarantor of not greater than .40:1.0.

         (d) UNENCUMBERED ASSETS. Maintain at end of each Fiscal Quarter a ratio of Total Unencumbered Asset Value to the sum of (i) Consolidated Unsecured Total Funded Debt of the Borrower plus (ii) the Borrower's beneficial interest of the Unsecured Total Funded Debt of the Borrower's Unconsolidated Joint Ventures of not less than 1.75:1.0.

         (e) UNENCUMBERED ASSETS CASH FLOW COVERAGE. Maintain at the end of each Fiscal Quarter a ratio of Total Unencumbered Assets Cash Flow for such Fiscal Quarter, annualized (i.e. multiplied by four), to the sum of (i) Consolidated Interest Expense on Unsecured Total Funded Debt of the Borrower for the period of four consecutive Fiscal Quarters then ending plus (ii) the Borrower's beneficial interest of Interest Expense on Unsecured Total Funded debt of the Borrower's Unconsolidated Joint Ventures of not less than 2.0:1.0.

         (f) MINIMUM SHAREHOLDERS' EQUITY. Maintain at end of each Fiscal Quarter a minimum Shareholders' Equity of the Parent Guarantor equal to the sum of (i) $450,000,000 plus (ii) 75% of all net proceeds from future equity offerings by any Loan Party plus (iii) 100% of the value generated by the issuance of operating partnership units by any Loan Party minus (iv) 75% of the aggregate amount paid by any Loan Party for the purchase, redemption, retirement or acquisition of capital stock of such Loan Party minus (v) 100% of the aggregate amount paid by any Loan Party for the purchase, redemption, retirement or acquisition of operating partnership units of such Loan Party.

         (g) DEVELOPMENT RATIO. Maintain at end of each Fiscal Quarter a ratio of the Construction in Progress of the Parent Guarantor and its Subsidiaries to Consolidated Implied Capitalization Value of the Parent Guarantor of not greater than .25:1.0.

         (h) INVESTMENTS. Not permit the aggregate investment of the Parent Guarantor and its Subsidiaries in non-Multifamily Properties (including, without limitation, Condominium Properties) to exceed 10% of the Parent Guarantor's Consolidated Implied Capitalization Value, determined as of the end of each Fiscal Quarter.


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

         SECTION 9.4. REPORTING OBLIGATIONS. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and the Parent Guarantor shall, unless the Majority Lenders shall otherwise consent in writing, furnish, or cause to be furnished to the each Lender (or to the Administrative Agent if so provided below) the following:

         (a) as soon as possible and in any event within five days after the occurrence of each Event of Default or Known Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or Known Default and the action which the Borrower proposes to take with respect thereto and stating that such notice is a "notice of default";

         (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year:

                  (i) a copy of the Parent Guarantor's Quarterly Report on Form 10-Q submitted to the Securities and Exchange Commission with respect to such quarter, or, if the Parent Guarantor ceases to be required to submit such report, a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and retained earnings and of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of the Parent Guarantor as having been prepared in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 8.1(k); and

                  (ii) a copy of Borrower's Quarterly Report on Form 10-Q submitted to the Securities and Exchange Commission with respect to such quarter, or, if the Borrower ceases to be required to submit such report, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in
         Section 8.l(k);

                  (iii) concurrently therewith, a certificate of the Chief Financial Officer of the Parent Guarantor:

                           (A) to the effect that such consolidated balance
                  sheet and consolidated statements of income and retained earnings (whether or not contained in such Quarterly Report on Form 10-Q) were prepared in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Sections 8.1(k), and

                           (B) stating that no Event of Default or Known Default
                  has occurred and is continuing or, if an Event of Default or Known Default has occurred and is


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

                  continuing, describing the nature thereof and the action which the Parent Guarantor and the Borrower propose to take with respect thereto, and

                           (C) demonstrating the Parent Guarantor's and the
                  Borrower's compliance with Section 9.3(a) through (h) for and as of the end of such Fiscal Quarter, in each case such demonstrations to be reasonably satisfactory (in form) to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance (in substantially the form of Exhibit 9.4A);

         (c) as soon as available and in any event within 90 days after the end of each Fiscal Year:

                  (i) a copy of the Parent Guarantor's report on Form 10-K and Annual Report submitted to the Securities and Exchange Commission with respect to such Fiscal Year, or, if the Parent Guarantor ceases to be required to submit such report, a copy of the annual consolidated financial statements of the Parent Guarantor and its subsidiaries for such year including therein a consolidated balance sheet as of the end of such Fiscal Year and consolidated statements of income and retained earnings and of cash flows of the Parent Guarantor and its subsidiaries for such Fiscal Year, all in reasonable detail and together with an unqualified opinion of the Parent Guarantor's accountants,

                  (ii) a copy of the Borrower's report on Form 10-K and Annual Report submitted to the Securities and Exchange Commission with respect to such Fiscal Year, or, if the Borrower ceases to be required to submit such report, a copy of the annual consolidated financial statements of the Borrower and its Subsidiaries for such Fiscal Year including therein a consolidated balance sheet as of the end of such Fiscal Year and consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail and together with an unqualified opinion of the Borrower's accountants, and

                  (iii) concurrently with the delivery of the report on Form 10-K and Annual Report or consolidated financial statements described in the foregoing clauses (i) and (ii), a certificate of the Chief Financial Officer of the Parent Guarantor:

                           (A) to the effect that such consolidated financial
                  statements (whether or not contained in such Form 10-K and Annual Report) were prepared in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Sections 8.1(k), and

                           (B) stating that no Event of Default or Known Default
                  has occurred and is continuing, or if an Event of Default or Known Default has occurred and is continuing, describing the nature thereof and the action which the Parent Guarantor and the Borrower propose to take with respect thereto, and

                           (C) demonstrating the Parent Guarantor's and the
                  Borrower's compliance with Section 9.3(a) through (h) hereof, for and as of the end of such Fiscal Year, in each case such demonstrations to be reasonably satisfactory (in form) to the Administrative Agent and to set forth in reasonable detail the


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

                  computations used in determining such compliance (in substantially the form of Exhibit 9.4A);

         (d) as soon as possible and in any event (A) within 30 days after the Borrower knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and (B) within 10 days after the Borrower knows or has reason to know that any other ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, of the Borrower describing such ERISA Plan Termination Event and the action, if any, which the Borrower proposes to take with respect thereto;

         (e) promptly after receipt thereof by the Parent Guarantor or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Parent Guarantor or any such ERISA Affiliate of the PBGC's intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have at trustee appointed to administer any ERISA Plan or ERISA Multiemployer Plan;

         (f) promptly after receipt thereof by the Parent Guarantor or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by the Parent Guarantor or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $1,000,000 pursuant to Section 4202 of ERISA, in respect of which the Parent Guarantor may be liable;

         (g) promptly after the filing thereof, copies of each prospectus (excluding any prospectus contained in any Form S-8) and final Current Report on Form 8-K, if any, which the Parent Guarantor or the Borrower files with, the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor;

         (h) Within forty-five (45) days after the end of each Fiscal Quarter, a list of all Eligible Stabilized Unencumbered Properties as of the end of such Fiscal Quarter, which list shall include on a property by property basis: the respective apartment project name and location; average rent per occupied apartment for such Fiscal Quarter; average physical occupancy for such Fiscal Quarter; and Net Operating Income for such Fiscal Quarter.

         (i) NOTICES. Each Loan Party shall promptly upon becoming aware of the occurrence of any Event of Default notify the Administrative Agent thereof in writing. Each Loan Party shall also promptly advise the Administrative Agent of:

                  (i) any labor controversy resulting in or threatening to result in strike or work stoppage against the Borrower or its Affiliates;

                  (ii) any change of any Loan Party's accountants together with the name of the new accountants; or

                  (iii) any other matter which has resulted or may have a Material Adverse Effect.


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

         (j) LITIGATION. Each Loan Party shall promptly inform the Administrative Agent in writing of any action, suit, or proceeding by or before any federal, state or local governmental instrumentality, body or agency, or arbitration or alternate dispute resolution proceeding, which might have a Material Adverse Effect.

         (k) REIT. Promptly after receipt or distribution, copies of all material correspondence to or from the Internal Revenue Service relating to the Parent Guarantor's status as a REIT.

         (l) SUBSIDIARIES. Promptly after the formation of any Subsidiary or any Unconsolidated Joint Venture, the information with respect to such Subsidiary and/or Unconsolidated Joint Venture set forth in Section 8.1(f).

         (m) ADDITIONAL INFORMATION. Promptly after requested, such other information respecting the financial condition, operations, properties, prospects or otherwise, of any of the Loan Parties or their respective Affiliates as the Administrative Agent or the Majority Lenders through the Administrative Agent may from time to time reasonably request in writing.

                                    ARTICLE X
                                    DEFAULTS

         SECTION 10.1. EVENTS OF DEFAULT. The following events shall each constitute an "Event of Default", if the same shall occur and be continuing after the grace period and notice requirement (if any) applicable thereto:

         (a) The Borrower shall fail to pay any principal of any Advance when due or shall fail to pay any interest thereon or fees within three days after the same becomes due or any Loan Party shall fail to make any other payment under any Loan Document within three days after the same becomes due; or

         (b) Subject to the last grammatical paragraph of Article VIII, any representation or warranty made by any Loan Party (or any of its officers or agents) under or in connection with any Loan Document, any certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) Any Loan Party shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Sections 9.1(c), 9.1(i), Section 9.2(a), (b), (c), (e) and (f), Section 9.3 or Section 9.4(a) hereof; or

         (d) Any Loan Party shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement or any other Loan Document and if such failure is curable, any such failure shall remain unremedied for a period of 30 days (or 60 days, if such Loan Party shall diligently and continuously and in good faith attempt to remedy such failure) after the earlier of (i) written notice of such failure having been given to the Borrower by the Administrative Agent or (ii) the Borrower having obtained actual knowledge of such failure; or

         (e) Any Loan Party or any Subsidiary of any Loan Party shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding Debt evidenced by its respective Notes and excluding other Debt aggregating in no event more than $5,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of any Loan Party's or Subsidiary's exercise of a prepayment option) prior to the stated maturity thereof; or

         (f) Any Loan Party, Material Borrower Subsidiary, Subsidiary Guarantor or other Subsidiary of any Loan Party (but with respect to such other Subsidiaries, only if the same would have a Material Adverse Effect) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party, Material Borrower Subsidiary, Subsidiary Guarantor or other Subsidiary of any Loan Party (but with respect to such other Subsidiaries only, if the same would have a Material Adverse Effect) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against any Loan Party, Material Borrower Subsidiary, Subsidiary Guarantor or other Subsidiary of any Loan Party (but with respect to such other Subsidiaries only, if the same would have a Material Adverse Effect) either such Loan Party, Material Borrower Subsidiary., Subsidiary Guarantor or other Subsidiary (but with respect to such other Subsidiaries only, if the same would have a Material Adverse Effect) shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against such Loan Party, Material Borrower Subsidiary, Subsidiary Guarantor or other Subsidiary or the appointment of a receiver, trustee, custodian or other similar official for such Loan Party, Material Borrower Subsidiary, Subsidiary Guarantor or other Subsidiary (but with respect to such other Subsidiaries only, if the same would have a Material Adverse Effect) or any of its property) shall occur; or such Loan Party, Material Borrower Subsidiary, Subsidiary Guarantor or other Subsidiary (but with respect to such other Subsidiaries only, if the same would have a Material Adverse Effect) shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

         (g) Any judgments or orders for the payment of money in excess of $5,000,000 (or aggregating more than $5,000,000 at any one time) shall be rendered against any Loan Party or its properties, or any Subsidiary of any Loan Party or its properties, and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) The Parent Guarantor shall cease to the sole managing general partner of the Borrower; or

         (i) Any material provision of any Loan Document of any Loan Party shall at any time for any reason cease to be valid and binding on any Loan Party, or shall be determined to be invalid or unenforceable by any court, governmental agency or authority, having jurisdiction over any Loan Party, or any Loan Party shall deny that it has any further liability or obligation under any Loan
Document: or

         (j) Any Loan Party shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 that it shall have become liable to pay to the PBGC or to a plan under Title IV of ERISA; intent to terminate a plan or plans shall be filed under Title IV of ERISA by any Loan Party, any member of the Controlled Group, any plan administrator or any combination of the foregoing; the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such plan or plans; a proceeding shall be instituted by a fiduciary of any such plan or plans against any Loan Party, and such proceedings shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such plan or plans must be terminated.

         SECTION 10.2. REMEDIES UPON EVENTS OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Lenders entitled to make such request, upon notice to the Borrower (a) declare the obligation of each Lender to make Advances, or to issue Letters of Credit, to the Borrower to be terminated, whereupon such obligation of each Lender shall forthwith terminate, provided that any such request or consent pursuant to this clause (a) shall be made solely by the Majority Lenders; and (b) declare the Notes of the Borrower, all interest thereon and all other amounts payable by the Borrower under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon such Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided, that any such request or consent pursuant to this clause (b) shall be made solely by the Majority Lenders; and provided further, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances, or to issue Letters of Credit to the Borrower shall automatically be terminated and (B) the Notes of the Borrower, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 10.3. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, irrespective of whether it is taking any of the actions described in Section 10.2 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are


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

subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                   ARTICLE XI
                                    THE AGENT

         SECTION 11.1. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders or all of the Lenders for the matters listed in Section 12.1, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         SECTION 11.2. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an assignee, as provided in Section 12.7; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with any Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower to be performed or observed, or to inspect any property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party, or parties.


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

         SECTION 11.3. FUNB AND AFFILIATES. With respect to its Commitment and the Note issued to it, FUNB shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though FUNB were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include FUNB in its individual capacity. Any of FUNB and its Affiliates, Bank of America and its Affiliates and Wachovia and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Loan Party, any of their respective Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if FUNB were not the Administrative Agent, Bank of America were not the Documentation Agent and Wachovia were not the Syndication Agent and, in any case, without any duty to account therefor to the Lenders.

         SECTION 11.4. LENDER CREDIT DECISION. Each Lender acknowledges that it has independently and without reliance upon the Administrative Agent or any other Lender and based on the financial information referred to in Sections 8.1(k) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or the other Loan Documents.

         SECTION 11.5. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by any Loan Party and without limiting the obligation of any Loan Party to do so), ratably according to the respective Percentages (if any Notes or Commitments are held by any Borrower or Affiliates thereof, any ratable apportionment hereunder shall exclude the principal amount of the Notes held by, and Available Amount of any Letter of Credit issued by, the Borrower or Affiliates of the Borrower or their respective Commitments (if any) hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document or any action taken or omitted by the Administrative Agent in its capacity as such under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender's ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 12.4 but is not reimbursed for such expenses by the Borrower.


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

         SECTION 11.6. SUCCESSOR ADMINISTRATIVE AGENT.

         (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section 11.6. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company that is (i) organized or licensed under the laws of the United States or of any State thereof and (ii) reasonably acceptable to the Borrower, provided, the Borrower's right to effect the choice of successor Administrative Agent shall cease upon the occurrence of a Default or Event of Default and during the continuation thereof. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and accepted by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender or shall be another commercial bank or trust company that is (i) organized or licensed under the laws of the United States or of any State thereof and (ii) reasonably acceptable to the Borrower, provided, the Borrower's right to effect the choice of successor Administrative Agent shall cease upon the occurrence of a Default or Event of Default and during the continuation thereof. In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and the execution and delivery by the Borrower and the successor Administrative Agent of an agreement relating to the fees to be paid to the successor Administrative Agent under
Section 6.3(b) hereof in connection with its acting as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

         (b) In the event FUNB shall fail to hold directly (not subject to any participations) a Commitment (or if the Commitments shall have been terminated, Advances) in an amount equal to or in excess of each other Lender, then, if no Event of Default has occurred and is continuing, the Borrower may request FUNB to (and FUNB shall) resign as Administrative Agent in accordance with subsection
(a) above.

         SECTION 11.7. NOTICES OF DEFAULT. In the event the Administrative Agent receives from a Lender or a Loan Party a notice of the occurrence of an Unmature Default or Event of Default hereunder, describing such Unmatured Default or Event of Default and stating that such notice is a "notice of default", the Administrative Agent shall promptly give notice thereof to the Lenders. Otherwise, the Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default hereunder.


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

                                   ARTICLE XII
                                  MISCELLANEOUS

         SECTION 12.1. AMENDMENTS, ETC. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article VII, (b) increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or subject the Lenders to any additional obligations; provided, however, the Commitments of the Lenders may be increased to $300,000,000 with the consent of the Administrative Agent and the Borrower and without the consent of the Lenders in accordance with Section 2.1(d); provided, however, no Lender shall be required to increase its Commitment (c) reduce the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 6.3 hereof), (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable under the Loan Documents (other than fees payable to the Administrative Agent pursuant to Section 6.3 hereof), (e) except as a result of an increase in the Commitments as provided in Section 2.1(d), change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required to take any action under the Loan Documents, (f) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, (g) release any Subsidiary Guaranty except as provided for in Section 12.13 or the guaranty of the Parent Guarantor under Article V hereof, (h) amend this Section 12.1 or (i) amend the definition of "Majority Lenders" contained in Section 1.2; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under any Loan Document.

         SECTION 12.2. NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for under the Loan Documents shall be in writing (including telecopy or telex communication) and mailed, telecopied or hand delivered:

         (a) If to the Borrower or the Parent Guarantor:

             Summit Properties Partnership, L.P.
             c/o Summit Properties, Inc.
             212 S. Tryon Street, Suite 500
             Charlotte, North Carolina 28281
             Attention: Michael G. Malone, Senior Vice President
                        & General Counsel

             with a copy to:


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

             Goodwin, Procter & Hoar LLP
             599 Lexington Avenue
             New York, New York 10022
             Attention: Ross D. Gillman, Esq.

         (b) If to FUNB:

             First Union National Bank
             One First Union Center, NC0166
             Charlotte, North Carolina 28288
             Attention:  David Hoagland , Vice President


             with a copy to:

             Hunton & Williams
             Bank of America Plaza, Suite 3500
             101 South Tryon Street
             Charlotte, North Carolina 28280
             Attention: Haywood A. Barnes, Esq.

         (c) If to Administrative Agent:

             First Union Capital Markets Group
             One First Union Center, NC0166
             Charlotte, North Carolina 28288-0166
             Attention: Jane Hurley

             with a copy to:

             Hunton & Williams
             Bank of America Plaza, Suite 3500
             101 South Tryon Street
             Charlotte, North Carolina 28280
             Attention: Haywood A. Barnes, Esq.

         (d) if to any Lender, at its Lending Office specified opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered, be effective five days after when deposited in the mails, or when telecopied, or when confirmed by telex answerback, or when delivered, respectively. With respect to any telephone notice given or received by the Administrative Agent pursuant to Section 3.3 hereof, the records of the Administrative Agent shall be conclusive for all purposes.

         SECTION 12.3. NO WAIVER OF REMEDIES. No failure on the part of any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise


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

thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 12.4. COSTS, EXPENSES AND INDEMNIFICATION.

         (a) The Borrower agrees to pay in accordance with the terms hereof: (i) on the Closing Date, all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of the Loan Documents, (ii) within five days after notification that the same is due, all costs and expenses of the Administrative Agent relating to the administration of the Loan Documents, and any proposed modification, amendment, or consent relating thereto (including, in each case, the reasonable fees and expenses of counsel to the Administrative Agent), or any Subsidiary Guaranty, delivered to the Lenders in accordance with Section 9.1(p) or release thereof in accordance with Section 12.13, and (iii) upon notification that the same is due, all costs and expenses of the Administrative Agent and each Lender (including all fees and expenses of counsel for the Lender) in connection with the enforcement, whether through negotiations, legal proceedings or otherwise, of the Loan Documents.

         (b) The Borrower hereby agrees to indemnify and hold the Administrative Agent and each Lender and its officers, directors, employees, professional advisors and affiliates (each an "INDEMNIFIED PERSON") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party, to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation) which any of them may incur or which may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

                  (i) by reason of or in connection with the execution, delivery, or performance of the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Advance or Letter of Credit;

                  (ii) in connection with or resulting from any actual or alleged violation of or liability arising in any manner under any Environmental Law, and related in any manner, directly or indirectly, to the Loan Parties, any of the Affiliates, the Properties or the transactions contemplated by this Agreement, including without limitation the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (1) at, upon or under any property of the Borrower or any of its Affiliates or
         (2) by or on behalf of the Borrower or any of its Affiliates at any time and in any place; or

                  (iii) in connection with any documentation, taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents.

         (c) The Borrower's obligations under this Section 12.4 shall survive the assignment by any Lender pursuant to Section 12.7 hereof and shall survive as well the repayment of all amounts owing to the Lenders under the Loan Documents and the termination of the


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

Commitments. If and to the extent that the obligations of the Borrower under this Section 12.4 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         SECTION 12.5. RIGHT OF SET-OFF.

         (a) Upon (i) the occurrence and during the continuance of any Event of Default with respect to the Borrower, and (ii) the making of the request or the granting of the consent specified by Section 10.2 to authorize the Administrative Agent to declare the Notes and Advances due and payable pursuant to the provisions of Section 10.2, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         (b) The Borrower and the Parent Guarantor each agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations under the Loan Documents, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's or Parent Guarantor's rights to any independent claim that the Borrower or the Parent Guarantor may have against the Administrative Agent or any Lender, but no Lender (in its capacity as a Lender) shall be liable for the conduct of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for the conduct of any Lender.

         SECTION 12.6. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Loan Party, the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Parent Guarantor, the Administrative Agent and each Lender and their respective permitted successors and assigns, except that the Borrower shall not have the right to assign its rights under the Loan Documents or any interest herein without the prior written consent of the Lenders.

         SECTION 12.7. ASSIGNMENTS AND PARTICIPATION.

         (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under the Loan Documents, including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it (with the prior written consent of the Borrower if the assignee thereunder is not then a Lender or an Affiliate of a Lender, which consent shall not be unreasonably withheld or delayed if such an assignee is an Eligible Assignee); provided however, (i) that each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations


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

under the Loan Documents, (ii) if the assignee thereunder is not then a Lender or an Affiliate of a Lender, the amount of the Commitment, Advance or Note being assigned pursuant to each such assignment shall in no event be less than the lesser of (i) the amount of the assigning Lender's Commitment, and (ii) $10,000,000 and integral multiples of $5,000,000 in excess thereof and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an assignment and acceptance in substantially the form of Exhibit 12.7 hereto (the "LENDER ASSIGNMENT"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment (which date shall not be prior to the acceptance (if required) by the Borrower of such Lender), which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender under the Loan Documents and (y) the Lender assignor thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it to an assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto); provided however, (i) if an Event of Default shall have occurred and be continuing a Lender may assign all or a portion of its rights and obligations without the prior written consent of the Borrower but otherwise in accordance with this Section and (ii) any Designated Lender may assign all or a portion of its Competitive Advance to the applicable Designating Lender without the consent of the Borrower or the Administrative Agent. Notwithstanding anything to the contrary set forth above, a Designated Lender may not assign its Competitive Advance to any Person other than to its Designating Lender.

         (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 8.1(k) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably


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

incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         (c) The Administrative Agent shall maintain at its address referred to in Section 12.2 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, and the Available Amount of each Letter of Credit issued by, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee and the acceptance thereof (if required) by the Borrower, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit 12.7 hereto, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes of the Borrower, shall be dated the effective date of such Lender Assignment and shall otherwise be in substantially the form of Exhibit 1.2A or Exhibit 1.2B hereto, as the case may be.

         (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (v) the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action under the Loan Documents, except action (a) reducing the principal of, or interest in, the Notes, any Applicable Margin or any fees or other amounts payable under the Loan Documents (other than fees payable to the Administrative Agent pursuant to Section 6.3 hereof), (b) release any Guaranty except as provided for in Section 12.13 hereof or (c) postponing any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable under the Loan Documents (other than fees payable pursuant to Section 6.3(b) hereof). Notwithstanding anything to the contrary set forth on this subsection (e), each Lender must hold directly for its own account, not subject to any participations, Commitments of at least $10,000,000.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 12.8, to preserve the confidentiality of any Confidential Information received by it from such Lender.

         (g) Anything in this Section 12.7 to the contrary, notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (h) Each Lender (other than the Designated Lenders) may designate one or more Designated Lenders to fund Competitive Advances which such Lender is required to fund pursuant to Section 3.3 hereof. The parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance, a Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by the designating Lender (a "DESIGNATING LENDER") and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon, from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Competitive Advances on behalf of the Lender which made such designation pursuant to Section 3.3 after the Borrower has accepted a Competitive Bid (or a portion thereof) of the Designating Lender. Each Designating Lender shall serve as the agent (in its capacity as a Designating Lender) of the Designated Lender and shall on behalf of the Designated Lender give and receive all communications and notices and take all actions hereunder, including without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement or the other Loan Documents. Any such notice, communication, vote approval, waiver, consent or amendment shall be signed by the Designating Lender, as agent for the Designated Lender and shall not be signed by the Designated Lender. The Borrower, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. Notwithstanding anything to the contrary set forth below, a Lender shall not be a Designated Lender.

         (i) Neither the Borrower nor the Administrative Agent shall institute or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any Federal or state bankruptcy or similar law, for one year and a day after the Termination Date.


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         SECTION 12.8. CONFIDENTIALITY. In connection with the negotiation and administration of the Loan Documents, the Borrower has furnished or caused to be furnished and will from time to time furnish or cause to be furnished to the Administrative Agent and the Lenders (each, a "RECIPIENT") written information which when delivered to the Recipient will be deemed to be confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient (and not also subject to a confidentiality agreement) at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with its Designated Lender, prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's entering into an understanding as to confidentiality similar to this provision. Notwithstanding, anything to the contrary set forth above, a Designated Lender may freely exchange Confidential Information to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Lender (each, an "ADDITIONAL RECIPIENT"), but the Designated Lender's ability to so exchange shall be conditioned upon any such Additional Recipient entering into an understanding as to confidentiality as set forth in the preceding sentence. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or (iii) otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable unless the Lender is prohibited from doing so by court order, subpoena or other legal process.

         SECTION 12.9. WAIVER OF JURY TRIAL. THE BORROWER, THE PARENT GUARANTOR, THE ADMINISTRATIVE AGENT, AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

         SECTION 12.10. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA. THE BORROWER AND THE PARENT GUARANTOR EACH HEREBY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS IN ANY

SUCH SUIT BEING MADE UPON THE BORROWER OR THE PARENT GUARANTOR, AS THE CASE MAY BE, BY MAIL AT THE ADDRESS REFERRED TO IN SECTION 12.2 HEREOF.

         SECTION 12.11. ARBITRATION.

         (a) Upon demand of any party, hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement, the Notes or any of the other Loan Documents ("DISPUTES") between or among parties to this Agreement and other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement, the Notes or any of the other Loan Documents.

         (b) Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "ARBITRATION RULES") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office the Administrative Agent is located. The expedited procedures set forth in Rule 51, et seq., of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or Federal, of the state where the hearing will be conducted.

         SECTION 12.12. PRESERVATION AND LIMITATION OF REMEDIES.

         (a) Notwithstanding the preceding binding arbitration provisions, the Administrative Agent, the Lenders and the Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either along, in conjunction with or during a Dispute. The Administrative Agent, the Lenders and the Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (ii) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         (b) The Administrative Agent, the Borrower and the Lenders agree that they shall not have a remedy of punitive or exemplary damages against one another in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         SECTION 12.13. RELEASE OF SUBSIDIARY GUARANTY. At the request of the Borrower, the Administrative Agent shall release from time to time (and each Lender hereby authorizes the Administrative Agent to release) one or more Subsidiary Guarantees (other than a Subsidiary


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

Guaranty of a Material Parent Guarantor Subsidiary required under Section 9.1(p)), provided (a) there shall be no Unmatured Default or Event of Default, both immediately prior to such requested release and after giving effect thereto, and (b) any other Subsidiary Guarantor has reaffirmed its obligations under the Subsidiary Guaranty to which it is a party in a form reasonably satisfactory to the Administrative Agent.

         SECTION 12.14. RELATION OF THE PARTIES; NO BENEFICIARY. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of any Loan Document shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

         SECTION 12.15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 12.16. RETURN OF SUPERCEDED NOTES TO BORROWER. As soon as practicable, but not more than thirty (30) days, after the Closing Date and the satisfaction of the conditions set forth in Article VII of this Agreement, (i) each Lender that was a Lender (as defined in the Prior Agreement) under the Prior Agreement shall cause any Note (as defined in the Prior Agreement) issued by the Borrower to such Lender under the Prior Agreement to be marked "Superceded" and returned to the Borrower and (ii) the Administrative Agent shall exercise commercially reasonable efforts to cause any Note (as defined in the Prior Agreement) issued by the Borrower to the Departing Lender to be marked "Superceded" and returned to the Borrower; provided, however, the failure of any Lender or the Departing Lender to so mark and return any such Note (as defined in the Prior Agreement) shall not constitute a breach of this Agreement by such Lender or the Administrative Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              BORROWER:

                              SUMMIT PROPERTIES PARTNERSHIP, L.P., doing business in North Carolina as Summit Properties Partnership, Limited Partnership, as Borrower

                              By: SUMMIT PROPERTIES INC., doing business in
                                  North Carolina as Summit Properties Real
                                  Estate, Inc.


                              By: /s/ GREG ADZEMA
                                  ---------------
                                      Name:    Gregg Adzema
                                      Title:   Vice President - Finance

                              PARENT GUARANTOR:

                              SUMMIT PROPERTIES, INC.


                              By: /s/ GREG ADZEMA
                                  ---------------
                                      Name:    Gregg Adzema
                                      Title:   Vice President - Finance

                              FIRST UNION NATIONAL BANK, as Administrative Agent


                              By: /s/ DAVID HOAGLAND
                                  ------------------
                                      Name:    David Hoagland
                                      Title:   Vice President

                              FIRST UNION SECURITIES, INC., as Arranger


                              By: /s/ DAVID BLACKMAN
                                  ------------------
                                      Name:    David Blackman
                                      Title:   Director


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


                           WACHOVIA BANK, N.A., as Syndication Agent


                           By: /s/ WAYNE A. OSELLA
                               -------------------
                                   Name:    Wayne A. Osella
                                   Title:   Senior Vice President

                           BANK OF AMERICA., N.A., as
                           Documentation Agent


                           By: /s/ JEFFREY B. HOYLE
                               --------------------
                                   Name:  Jeffrey B. Hoyle
                                   Title:   Principal

                                            THE LENDERS:

Commitment:

$40,000,000                                 FIRST UNION NATIONAL BANK


                                            By /s/ DAVID HOAGLAND
                                               ------------------
                                                   Name:  David Hoagland
                                                   Title:   Vice President

                                        THE LENDERS:

Commitment:

$40,000,000                             WACHOVIA BANK, N.A.


                                        By: /s/ WAYNE A. OSELLA
                                            -------------------
                                                Name:  Wayne A. Osella
                                                Title:   Senior Vice President

                                   THE LENDERS:

Commitment:

$40,000,000                        BANK OF AMERICA, N.A.


                                   By: /s/ JEFFREY B. HOYLE
                                       --------------------
                                           Name:  Jeffrey B. Hoyle
                                           Title:   Principal

                                   THE LENDERS:

Commitment:

$35,000,000                        COMMERZBANK, A.G. NEW YORK AND GRAND
                                   CAYMAN BRANCHES


                                   By: /s/ DAVID M. SCHWARZ
                                       --------------------
                                            Name:  David M. Schwarz
                                            Title:   Vice President


                                   By: /s/ R. WILLIAM KNICKERBOCKER
                                       ----------------------------
                                            Name:  R. William Knickerbocker
                                            Title:   Assistant Vice President

                                   THE LENDERS:

Commitment:

$25,000,000                        AMSOUTH BANK


                                   By: /s/ LAWRENCE CLARK
                                       ------------------
                                           Name:  Lawrence Clark
                                           Title:   Vice President

                                   THE LENDERS:

Commitment:

$15,000,000                        CHEVY CHASE BANK


                                   By: /s/ ERIC A. LAWRENCE
                                       --------------------
                                           Name:  Eric A. Lawrence
                                           Title:   Vice President

                                   THE LENDERS:

Commitment:

$15,000,000                        SOUTHTRUST BANK


                                   By: /s/ SAM BOROUGHS
                                       ----------------
                                           Name:  Sam Boroughs
                                           Title:   Vice President

                                   THE LENDERS:

Commitment:

$15,000,000                        CITIZENS BANK OF RHODE ISLAND


                                   By: /s/ CRAIG E. SCHERMERHORN
                                       -------------------------
                                           Name:  Craig E. Schermerhorn
                                           Title:   Vice President